FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           OUTSOURCING SOLUTIONS INC.


     Outsourcing Solutions Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Outsourcing Solutions Inc. (the "Corporation"). The Corporation was originally incorporated as OSI Holdings Corp. in the State of Delaware on the 21st day of September, 1995 pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on that date.

     2. This Fourth Amended and Restated Certificate of Incorporation amends and restates the Third Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on January 13, 1999, as amended on November 29, 1999. This Fourth Amended and Restated Certificate of Incorporation has been adopted by the Corporation and by its stockholders pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3.  On  December  3,  1999,  Directors  of  the  Corporation  duly  adopted resolutions authorizing the following amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers to solicit written consents of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Thereafter, pursuant to resolutions of the Board of Directors, in lieu of a meeting and vote of holders of the Corporation's common stock and preferred stock, stockholders holding a majority of the issued and outstanding shares of common stock of the Corporation and holders of a majority of the issued and outstanding shares of each of the (i) preferred stock, (ii) Class A Non-Voting Common Stock, (iii) Class B Non-Voting Common Stock and (iv) Class C Non-Voting Common Stock of the Corporation adopted the following amendment and restatement of the Certificate of Incorporation of the Corporation.

     4. The text of Certificate of Incorporation, is hereby restated and amended to read in its entirety as follows:

     FIRST: The name of the Corporation is Outsourcing Solutions Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

     The name of its registered agent in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

     FOURTH: The total number of shares which the Corporation shall have the authority to issue is 17,300,000 shares of capital stock as follows: 300,000 shares of Preferred Stock, no par value (the "Preferred Stock"), 15,000,000 shares of Voting Common Stock, par value $.01 per share (the "Voting Common Stock") and 2,000,000 shares of Non-Voting Stock, par value $.01 per share (the "Non-Voting Common Stock", and together with the Voting Common Stock, the "Common Stock"). Each share of Preferred Stock is hereafter referred to as a "Preferred Share" and collectively as "Preferred Shares." Each share of Voting Common Stock is hereafter referred to as a "Voting Common Share" and collectively as "Voting Common Shares". Each share of Non-Voting Common Stock is hereafter referred to as a "Non-Voting Common Share" and collectively as "Non-Voting Common Shares". The Voting Common Shares and Non-Voting Common Shares are hereafter collectively referred to as "Common Shares".

     A. Preferred Stock.

     Authorized but unissued shares of Preferred Stock may be issued from time to time in one or more series or classes. The Board of Directors is hereby authorized to determine and fix by resolution all rights, preferences, and privileges and qualifications, limitations and restrictions (including, without limitation, voting rights, dividend rights, redemption features, conversion rights or protective features, and the limitation and exclusion thereof) applicable to any such series or class of Preferred Stock and the number of shares constituting any such series or class and the designation thereof, and, subject to the terms of any such series or class, to increase or decrease (but not below the number of shares of such series or class then outstanding) the number of shares of any series or class subsequent to the issue of shares of that series or class then outstanding. In the event that the number of shares of any series or class is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of such series or class.

     B. Common Stock.

     The voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, or restrictions thereof, of the Common Stock are as follows:

     1. Dividend Rights. Subject to the preferential rights of the Preferred Shares, the Board of Directors of the Corporation may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Corporation.

     No dividend (other than a dividend in capital stock ranking on a parity with the Common Shares or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Shares in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Shares then outstanding.

     As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of the Voting Common Shares and of the Non-Voting Common Shares will be entitled to share ratably, on a share for share basis, in such dividends, provided, that (i) if dividends are declared which are payable in Voting Common Shares or Non-Voting Common Shares, dividends will be declared which are payable at the same rate on both classes of stock and the dividends payable in Voting Common Shares will be payable to holders of such shares and the dividends payable in Non-Voting Common Shares will be payable to holders of such shares and (ii) if the dividends consist of other voting securities of the Corporation, (a) the Corporation will make available to each holder of Non-Voting Common Shares, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Shares are convertible into Voting Common Shares.

     2. Rights on Liquidation. In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the setting aside for payment of any preferential amount due to the holders of any other class or series of stock (including, without limitation, the holders of Preferred Shares), the holders of Common Shares (including, without limitation, the Voting Common Shares and the Non-Voting Common Shares) and any other class of stock or series thereof ranking on a parity with the Common Shares in respect of distributions on Liquidation shall be entitled to receive ratably on a share for share basis, any or all assets remaining to be paid or distributed.

     3. Voting Rights. Except as may be otherwise required by law, all voting rights shall be vested in the Voting Common Shares and each holder of Voting Common Shares shall have one vote in respect of each Voting Common Share held by such holder on all matters to be voted upon by the stockholders of the Corporation. The holders of the Non-Voting Shares will have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided, that the holders of the Non-Voting Common Shares shall have the right to vote as a separate class on any matter on which the Non-Voting Common Shares are required to vote as a class pursuant to the General Corporation Law of the State of Delaware.

     4. Conversion.

     A. Conversion of Non-Voting Common Shares.

     Any holder of Non-Voting Common Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 4A, any or all of such holder's Non-Voting Common Shares into an equal number of shares of fully paid and non-assessable shares of Voting Common Shares as provided below; provided, however, if the holder in any such conversion is subject to the Bank Holding Company Act of 1956, as amended (12 U.S.C. ss.1841, et. seq.) and the regulations promulgated thereunder (collectively and including any successor provisions, the "BHCA Act"), such conversion may be made only if:

          (i) the BHCA Act would not prohibit such holder from holding such shares of Voting Common Shares; and

          (ii) such shares of Voting Common Shares to be received upon such conversion will be (A) distributed or sold in connection with any public equity offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), (B) distributed or sold in a "broker's transaction" (as defined in Rule 144(g) under the 1933 Act) pursuant to Rule 144 under the 1933 Act or any similar rule then in force, (C) distributed or sold to a person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of persons if, after such distribution or sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of the Corporation entitled to vote on the election of directors of the Corporation, (D) distributed or sold to a person or group (within the meaning of the 1934 Act) of persons if, prior to such sale, such person or group of persons had control of the Corporation, (E) distributed, sold, or held in any other manner permitted under the BHCA, including after giving effect to the amendment of the BHCA by the Gramm-Leach-Bliley Financial Services Act;

provided, further, that if the holder converts any Non-Voting Common Shares as provided in clauses (i) and (ii) above and any distribution or sale of the Non-Voting Common Shares fails to occur for any reason or such holder is not otherwise permitted to hold the Voting Common Shares into which such shares were converted, such holder may convert the Voting Common Shares into the Non-Voting Common Shares converted in anticipation of such distribution or sale or other permitted holding.

     B. Conversion Procedure.

     (i) Unless otherwise provided herein, each conversion of shares of Non-Voting Common Stock into shares of Voting Common Stock will be effected by the surrender of the certificate or certificates representing the Non-Voting Common Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Shares stating that such holder desires to convert such Non-Voting Common Shares, or a stated number of such Non-Voting Common Shares, represented by such certificate(s) into shares of Voting Common Shares. Unless otherwise provided herein, each conversion will be deemed to have been effected as of the close of business on the date on which such certificate(s) have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Shares, as such holder, will cease and the person or persons in whose name or names the certificate(s) for Voting Common Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the Voting Common Shares represented thereby.

     (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate(s) for the Voting Common Shares issuable upon such conversion and (b) a certificate representing any Non-Voting Common Shares that was represented by the certificate(s) delivered to the Corporation in connection with such conversion but that was not converted.

     (iii) The issuance of certificates for Voting Common Shares upon conversion of Non-Voting Common Shares will be made without charge to the holders of such shares for any issuance tax in respect thereof (other than any tax in connection with the issuance of shares in a different name) or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Shares.

     (iv) The Corporation will at all times reserve and keep available out of its authorized but unissued Voting Common Shares, solely for the purpose of issuance upon the conversion of the Non-Voting Common Shares such number of Voting Common Shares as are issuable upon the conversion of all outstanding Non-Voting Common Shares. All Common Shares which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable. The
Corporation will take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notices of issuance which will be immediately transmitted by the Corporation upon issuance).

     (v) The Corporation will not close its books against the transfer of Common Shares in any manner which would interfere with the timely conversion of any Non-Voting Common Shares.

     5. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Shares, the outstanding shares of the other class of Common Shares will be proportionately subdivided or combined in a similar manner.

     6. Notices. All notices referred to in this Article FOURTH shall be in writing, shall be delivered personally, by facsimile or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal office and to any stockholder at such holder's address as it appears in the stock records of the Corporation.

     7. Amendment and Waiver. No amendment or waiver of any provision of paragraph 4 of this Article FOURTH or of this paragraph 7 shall be effective without the prior approval of both the holders of a majority of the Voting Common Shares then outstanding, voting as a separate class, and the holders of a majority of the Non-Voting Common Shares then outstanding, voting as a separate class.

     FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     SIXTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

     SEVENTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

     1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article SEVENTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

     2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article SEVENTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, said Outsourcing Solutions Inc. has caused this Amended and Restated Certificate of Incorporation of Outsourcing Solutions Inc. to be executed by its officer thereunto duly authorized this 7th day of December, 1999.

                                    OUTSOURCING SOLUTIONS INC.

                                    By: /s/ Eric R. Fencl
                                        ---------------------------------------
                                        Name: Eric R. Fencl
                                        Title: Vice President & General Counsel

                            CERTIFICATE OF AMENDMENT

                                     TO THE

            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           OUTSOURCING SOLUTIONS INC.


     OUTSOURCING SOLUTIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter the "Corporation"), DOES HEREBY CERTIFY THAT:

     1.  The   Corporation's   Fourth   Amended  and  Restated   Certificate  of
Incorporation was filed with the Secretary of State of the State of Delaware on December 10, 1999.

     2. On March 30, 2001, the Board of Directors of the Corporation, duly adopted resolutions setting forth proposed amendments to the Fourth Amended and Restated Certificate of Incorporation, declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers to solicit written consents of the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. The resolutions setting forth the proposed amendments are attached hereto as Exhibit A and incorporated herein by reference.

     3. Thereafter, pursuant to the resolutions of the Board of Directors, in lieu of a meeting and vote of holders of the Corporation's common and preferred stock, stockholders holding a majority of the issued and outstanding shares of common stock of the Corporation adopted the amendments set forth in Exhibit A.

     4. Said  amendments  were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Outsourcing Solutions Inc. has caused this Certificate of Amendment to be signed and attested by its duly authorized officer, this 16th day of April, 2001.

                                        OUTSOURCING SOLUTIONS INC.

                                        By: /s/ Eric R. Fencl
                                            ----------------------------------
                                            Name: Eric R. Fencl
                                            Title: Secretary

                                    EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                          OF OUTSOURCING SOLUTIONS INC.

     1. RESOLVED, that the Preamble of ARTICLE FOURTH to the Corporation's Fourth Amended and Restated Certificate of Incorporation be amended and restated to read as follows:

     "FOURTH: The total number of shares which the Corporation shall have the authority to issue is 23,200,000 shares of capital stock as follows: 300,000 shares of Preferred Stock, no par value (the "Preferred Stock"), 900,000 shares of Senior Common Stock, par value $.01 per share (the "Senior Common Stock"), 20,000,000 shares of Voting Common Stock, par value $.01 per share (the "Voting Common Stock") and 2,000,000 shares of Non-Voting Stock, par value $.01 per share (the "Non-Voting Common Stock", and together with the Voting Common Stock, the "Common Stock"). Each share of Preferred Stock is hereafter referred to as a "Preferred Share" and collectively as "Preferred Shares." Each share of Senior Common Stock is hereafter referred to as a "Senior Common Share" and collectively as "Senior Common Shares." Each Senior Common Share and each share of Voting Common Stock is hereafter referred to as a "Voting Common Share" and collectively as "Voting Common Shares." Each share of Non-Voting Common Stock is hereafter referred to as a "Non-Voting Common Share" and collectively as "Non-Voting Common Shares." The Voting Common Shares and Non-Voting Common Shares are hereafter collectively referred to as "Common Shares "."

     2. RESOLVED, that ARTICLE FOURTH, Paragraph B to the Corporation's Fourth Amended and Restated Certificate of Incorporation be amended and restated to read as follows:

     "B. Senior Common Stock and Common Stock.

     Except as otherwise provided in this paragraph B or as otherwise required by applicable law, all shares of Senior Common Stock, Voting Common Stock and Non-Voting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, or restrictions thereof, as set forth herein:

     3. Dividend Rights. Subject to the preferential rights of the Preferred Shares, the Board of Directors of the Corporation may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Corporation. No dividend (other than a dividend in capital stock ranking on a parity with the Common Shares and or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Shares in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Senior Common Stock, Voting Common Stock and Non-Voting Common Stock then outstanding.

     As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of the Common Shares will be entitled to share ratably, on a share for share basis, in such dividends, provided, that (i) if dividends are declared which are payable in shares of Senior Common Stock, Voting Common Stock or Non-Voting Common Stock, dividends will be declared which are payable at the same rate on all three classes of stock and the dividends payable in shares of Senior Common Stock will be payable to holders of such shares, the dividends payable in shares of Voting Common Stock will be payable to holders of such shares and the dividends payable in shares of Non-Voting Common Stock will be payable to holders of such shares and
(ii) if the dividends consist of other voting securities of the Corporation, the Corporation will make available to each holder of shares of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the shares of Non-Voting Common Stock are convertible into shares of Voting Common Stock.

     4. Rights on Liquidation.


          1. Senior Common Stock. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (each a "Liquidation"), each holder of a Senior Common Share shall be entitled to receive with respect to such Senior Common Share, before any distribution is made to or set aside for the holders of Common Stock (or any other shares of capital stock of the Corporation, other than the Preferred Shares), payable in cash or, if the amount of cash available to the Corporation is insufficient, out of the other assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the Original Purchase Price (as defined below) per Senior Common Share (the "Liquidation Preference"). If the assets of the Corporation available for distribution to holders of Senior Common Stock shall be insufficient to permit the payment in full of the amount due such holders pursuant to this paragraph B(2)(A), all assets of the Corporation available for distribution to such holders shall be distributed pro rata among such holders. The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the holders of Senior Common Stock shall be reasonably determined in good faith by a vote of the Board of Directors of the Corporation. Except as provided in this paragraph, the holders of Senior Common Shares shall not be entitled to any distribution in the event of a Liquidation. For the purposes of this paragraph, the consolidation or merger of the Corporation into or with another corporation, or the sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis) to another corporation or any other entity shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation; provided, however, that the foregoing provision shall not apply to any merger in which (i) the Corporation is the surviving entity, (ii) the holders of the Corporation's outstanding capital stock possessing the voting power to elect a majority of the Corporation's board of directors immediately prior to the merger continue to own the Corporation's outstanding capital stock possessing the voting power to elect a majority of the Corporation's board of directors immediately after the merger and (iii) the surviving entity expressly acknowledges and agrees that it shall assume the obligations of the Corporation under this Certificate of Amendment. Notwithstanding anything herein to the contrary, the Senior Common Stock ranks junior in all respects to the Preferred Shares, and no dividend distributions or distributions upon Liquidation shall be made with respect to the Senior Common Stock unless and until all dividend distributions and distributions upon Liquidation with respect to the Preferred Shares, have been made in full. The Senior Common Stock will, however, rank senior to all other capital stock of the Corporation other than the Preferred Shares.

     For purposes of this paragraph B(2)(A) and paragraph B(4) below, "Original Purchase Price" means $49.00 per share or $51.00 per share, as the case may be, of Senior Common Stock paid by the purchasers pursuant to that certain Stock Subscription Agreement, dated April 3, 2001, by and among the Corporation, Gryphon Partners II, L.P., Gryphon Partners II-A, L.P. and the additional purchasers named therein (as adjusted for any stock dividends, combinations, stock splits, recapitalizations, or the like with respect to such shares).

          2. Common Stock. In the event of any Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation and the setting aside for payment of any preferential amount due to the holders of any other class or series of stock (including, without limitation, the holders of Preferred Shares and Senior Common Shares), the holders of Common Stock (including, without limitation, the Voting Common Stock and the Non-Voting Common Stock) and any other class of stock or series thereof ranking on a parity with the Common Stock in respect of distributions on Liquidation shall be entitled to receive ratably on a share for share basis, any or all assets remaining to be paid or distributed.

     5. Voting Rights. Except as may be otherwise required by law, all voting rights shall be vested in the Voting Common Shares and each holder of Voting Common Shares shall have one vote in respect of each Voting Common Share held by such holder on all matters to be voted upon by the stockholders of the Corporation. The holders of the Non-Voting Shares will have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided, that the holders of the Non-Voting Common Shares shall have the right to vote as a separate class on any matter on which the Non-Voting Common Shares are required to vote as a class pursuant to the General Corporation Law of the State of Delaware.

     6. Conversion of Senior Common Stock.

          1. Conversion Rights.

               (1) Optional Conversion. Each holder of Senior Common Shares shall have the right, at any time and at the option of the such holder, to convert any of such holder's Senior Common Shares into a number of shares of Voting Common Stock (the "Conversion Stock") equal to (a) the number of Senior Common Shares to be converted multiplied by the Original Purchase Price applicable for such Senior Common Shares, divided by (b) the Conversion Price (as defined below).

               (2) Mandatory Conversion. Upon consummation of the initial underwritten public offering, registered under the Securities Act of 1933, of Common Stock of the Corporation having an aggregate offering value of at least $50 million (the "Initial Public Offering"), each Senior Common Share shall automatically convert into a number of shares of Conversion Stock equal to (a) the number of Senior Common Shares to be converted multiplied by the Original Purchase Price applicable for such Senior Common Shares, divided by (b) the Conversion Price. Except as otherwise provided herein, the conversion of Senior Common Stock shall be deemed to have been effected at the time of consummation of the Initial Public Offering.

          2. Conversion Price.

               (1) The initial conversion price shall be the Original Purchase Price applicable for such Senior Common Shares (the "Conversion Price"). In order to prevent dilution of the conversion rights granted under paragraph B(4)(A), the Conversion Price shall be subject to adjustment from time to time until on or before April 3, 2004 pursuant to this paragraph B(4)(B) and shall be subject to adjustment for any stock dividends, combinations, stock splits, recapitalizations, or the like with respect to the Senior Common Shares.

               (2) If and whenever on April 3, 2001 or during the period between such date and April 3, 2004, the Corporation issues or sells, or in accordance with paragraph B(4)(C) is deemed to have issued or sold, Common Stock, in a transaction involving the issuance of Common Stock or a Convertible Security (as defined below) (a "Common Stock Financing Transaction"), for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such time, then forthwith upon such issue or sale the Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold; provided, however, that notwithstanding anything herein to the contrary, under no event or circumstance shall the Conversion Price be reduced hereunder to a per share price less than $37.47 (as adjusted for any stock dividends, combinations, stock splits, recapitalizations, or the like).

          3. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph B(4)(B), the following shall be applicable:

               (1) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") in a Common Stock Financing Transaction and the price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security.


               (2) Change in Conversion Rate. If the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Convertible Security originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not increase the Conversion Price higher than the Conversion Price in effect immediately prior to the issuance of such Convertible Security.

               (3) Treatment of Unexercised Convertible Securities. Upon the termination of any right to convert or exchange any Convertible Security without the exercise of any such right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such termination had such Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (4) Calculation of Consideration Received. If any Common Stock or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor plus, in the case of Convertible Securities, the minimum amount to be paid to the Corporation upon the conversion or exercise thereof. In case any Common Stock or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the fair value of the securities as determined by the Corporation's board of directors in its reasonable good faith judgment as of the date of receipt. If any Common Stock or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Senior Common Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by the Corporation's board of directors in its reasonable good faith judgment.

               (5) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any of its subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (6) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (7) Certain Issuances. Notwithstanding the foregoing, there shall be no adjustment to the  Conversion  Price under  paragraph B(4) with respect to
(a) the issuance of Common Stock (or options to purchase Common Stock) to the Corporation's or its affiliates' current or former employees, officers, directors or consultants pursuant to compensatory options or purchase rights which have been granted or are granted in the future, (b) warrants issued to underwriters in connection with a public offering registered under the Securities Act of 1933, (c) the issuance of Common Stock (or warrants exercisable into Common Stock) to financial institutions or lessors in connection with the bona fide incurrence of indebtedness, equipment financings or similar transactions, (d) the issuance of Common Stock to strategic investors or in connection with acquisitions or corporate partnering transactions, (e) the issuance of Common Stock as a dividend or distribution on Preferred Shares or Senior Common Shares, (f) the issuance of shares of Common Stock upon conversion of the Preferred Shares, Senior Common Shares and Non-Voting Common Shares in accordance with their respective terms, (g) the issuance of shares of Common Stock or other shares of the Corporation's capital stock upon conversion or exercise of any outstanding warrants, options or other convertible instruments or (h) the issuance of shares of Senior Common Stock, Voting Common Stock or Non-Voting Common Stock issued in connection with a stock split or stock dividend effected in accordance with this Article Fourth, paragraphs B(1) and B(6).

          4. Conversion Terms.

               (1) At the time any such conversion has been effected pursuant to paragraph B(4)(A), the rights of the holder of the Senior Common Shares converted shall cease and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (2) As soon as possible after a conversion has been effected pursuant to paragraph B(4)(A), the Corporation shall deliver to the converting holder, or in accordance with such holder's written instructions, a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. The Corporation may, at its option, pay cash in lieu of issuing fractional shares of Voting Common Stock in connection with a conversion effected hereunder provided that no other fractional shares of Common Stock are outstanding at the time of such conversion.

               (3) The issuance of certificates for shares of Conversion Stock upon conversion of Senior Common Stock shall be made without charge to the holders of such Senior Common Stock for any issuance tax (other than in connection with a transfer into a different name) in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Senior Common Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (4) The Corporation shall not close its books against the transfer of Senior Common Stock or of Conversion Stock issued or issuable upon conversion of Senior Common Stock in any manner which interferes with the timely conversion of Senior Common Stock.

               (5) The Corporation will at all times reserve and keep available out of its authorized but unissued Conversion Stock, solely for the purpose of issuance upon the conversion of the Senior Common Shares such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Senior Common Shares. All shares of Conversion Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation will take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notices of issuance which will be immediately transmitted by the Corporation upon issuance).

     7. Conversion of Non-Voting Common Shares.

          1. Conversion of Rights.

     Any holder of Non-Voting Common Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this paragraph 5(A), any or all of such holder's Non-Voting Common Shares into an equal number of shares of fully paid and non-assessable shares of Voting Common Stock as provided below; provided, however, if the holder in any such conversion is subject to the Bank Holding Company Act of 1956, as amended (12 U.S.C. ss.1841, et. seq.) and the regulations promulgated thereunder (collectively and including any successor provisions, the "BHCA Act"), such conversion may be made only if:

               (1) the BHCA Act would not prohibit such holder from holding such shares of Voting Common Stock; and

               (2) such shares of Voting Common Stock to be received upon such conversion will be (A) distributed or sold in connection with any public equity offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), (B) distributed or sold in a "broker's transaction" (as defined in Rule 144(g) under the 1933 Act) pursuant to Rule 144 under the 1933 Act or any similar rule then in force, (C) distributed or sold to a person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of persons if, after such distribution or sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of the Corporation entitled to vote on the election of directors of the Corporation, (D) distributed or sold to a person or group (within the meaning of the 1934 Act) of persons if, prior to such sale, such person or group of persons had control of the Corporation, (E) distributed, sold, or held in any other manner permitted under the BHCA, including after giving effect to the amendment of the BHCA by the Gramm-Leach-Bliley Financial Services Act; provided, further, that if the holder converts any Non-Voting Common Shares as provided in clauses (i) and (ii) above and any distribution or sale of the Non-Voting Common Shares fails to occur for any reason or such holder is not otherwise permitted to hold the Voting Common Stock into which such shares were converted, such holder may convert the Voting Common Stock into the Non-Voting Common Shares converted in anticipation of such distribution or sale or other permitted holding.

          2. Conversion Procedure.

               (1) Unless otherwise provided herein, each conversion of shares of Non-Voting Common Stock into shares of Voting Common Stock will be effected by the surrender of the certificate or certificates representing the Non-Voting Common Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Shares stating that such holder desires to convert such Non-Voting Common Shares, or a stated number of such Non-Voting Common Shares, represented by such certificate(s) into shares of Voting Common Stock. Unless otherwise provided herein, each conversion will be deemed to have been effected as of the close of business on the date on which such certificate(s) have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Shares, as such holder, will cease and the person or persons in whose name or names the certificate(s) for Voting Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the Voting Common Stock represented thereby.

               (2) Promptly after the surrender of certificates and the receipt of written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate(s) for the Voting Common Stock issuable upon such conversion and (b) a certificate representing any Non-Voting Common Shares that was represented by the certificate(s) delivered to the Corporation in connection with such conversion but that was not converted.

               (3) The issuance of certificates for Voting Common Stock upon conversion of Non-Voting Common Shares will be made without charge to the holders of such shares for any issuance tax in respect thereof (other than any tax in connection with the issuance of shares in a different name) or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Stock.

               (4) The Corporation will at all times reserve and keep available out of its authorized but unissued Voting Common Stock, solely for the purpose of issuance upon the conversion of the Non-Voting Common Shares such number of Voting Common Stock as are issuable upon the conversion of all outstanding Non-Voting Common Shares. All Common Shares which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable. The
Corporation will take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notices of issuance which will be immediately transmitted by the Corporation upon issuance).

               (5) The Corporation will not close its books against the transfer of Common Shares in any manner which would interfere with the timely conversion of any Non-Voting Common Shares.

     8. Stock Splits, Etc. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Shares, the outstanding shares of the other class of Common Shares will be proportionately subdivided or combined in a similar manner.

     9. Notices. All notices referred to in this Article FOURTH shall be in writing, shall be delivered personally, by facsimile or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal office and to any stockholder at such holder's address as it appears in the stock records of the Corporation.

     10. Amendment and Waiver. No amendment, waiver or change to or with respect to any of the rights, privileges, preferences or powers of the Senior Common Stock shall be effective without the prior approval of the holders of a majority of the Senior Common Shares then outstanding, voting as a separate class. No amendment or waiver of any provision of paragraph B(5) of this Article FOURTH or of this paragraph B(8)(ii) shall be effective without the prior approval of the holders of a majority of the shares of Voting Common Stock then outstanding, voting as a separate class, and the holders of a majority of the shares of Non-Voting Common Stock then outstanding, voting as a separate class."



                                    * * * * *

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                OPTIONAL AND OTHER SPECIAL RIGHTS OF CLASS A 14%
                 SENIOR MANDATORILY REDEEMABLE PREFERRED STOCK,
                  SERIES A, AND CLASS B 14% SENIOR MANDATORILY
            REDEEMABLE PREFERRED STOCK, SERIES A, AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF


--------------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

          Outsourcing Solutions Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated December 10, 1999, duly approved and adopted the following resolution (the "Resolution"):

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate and authorize 50,000 shares of Class A 14% Senior Mandatorily Redeemable Preferred Stock, no par value, of which 25,000 shares shall be designated Class A 14% Senior Mandatorily Redeemable Preferred Stock, Series A, no par value; and futher resolved that the Board of Directors does hereby designate and authorize 150,000 shares of Class B 14% Senior Mandatorily Redeemable Preferred Stock, no par value, of which 75,000 shares shall be designated as Class B 14% Senior Mandatorily
     Redeemable Preferred Stock, Series A, no par value, each having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

          (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "Class A 14% Senior Mandatorily Redeemable Preferred Stock." The number of shares constituting such class shall be 50,000 and are referred to herein as the "Class A Senior Preferred Stock." 25,000 shares of Class A Senior Preferred Stock, designated as the "Class A 14% Senior Mandatorily Redeemable
Preferred Stock, Series A," shall be initially issued. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "Class B 14% Senior Mandatorily Redeemable Preferred Stock." The number of shares constituting such class shall be 150,000 and are referred to herein as the "Class B Senior Preferred Stock." 75,000 shares of Class B Senior Preferred Stock, designated as the "Class B 14% Senior Mandatorily Redeemable Preferred Stock, Series A," shall be initially issued. The Class A Senior Preferred Stock and the Class B Senior Preferred Stock are collectively referred to herein as the "Senior Preferred Stock." The Corporation may issue up to one additional series of the Class A Senior Preferred Stock (designated as the "Class A 14% Mandatorily Redeemable Preferred Stock, Series B") and one additional series of the Class B Senior Preferred Stock (designated as the "Class B 14% Mandatorily Redeemable Preferred Stock, Series B") pursuant to this Certificate of Designation (without complying with paragraph (f)(ii)(A) hereof) solely to Holders of the Senior Preferred Stock, in exchange for shares of the Class A 14% Senior Mandatorily Redeemable Preferred
Stock, Series A, or the Class B 14% Senior Mandatorily Redeemable Preferred Stock, Series A, as applicable, as is necessary to comply with the registration provisions of the Registration Rights Agreement.

          (b) Rank. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior (to the extent set forth herein) to all classes of Common Stock of the Corporation and to each other class or series of Capital Stock (including Capital Stock issuable upon exercise of any options, warrants or rights to purchase Capital Stock) of the Corporation now authorized (including the Junior Preferred Stock) or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the
Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a parity with any class or series of Capital Stock (including Capital Stock issuable upon exercise of any options, warrants or rights to purchase Capital Stock) of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class or series of Capital Stock (including Capital Stock issuable upon exercise of any options, warrants or rights to purchase Capital Stock) of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"), provided that any such Senior Securities that were not approved by the Holders in accordance with paragraph
(f)(ii)(B) hereof shall be deemed to be Junior Securities and not Senior Securities.

          (c)  Dividends.

          (i) From the Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Senior Preferred Stock at a rate per annum equal to 14% of the Liquidation Preference per share of Senior Preferred Stock in effect from time to time. All dividends shall accrue, whether or not earned or declared, on a daily basis from the Issue Date, shall be cumulative and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date. If any dividend payable on any Dividend Payment Date on or prior to December 1, 2004 is not declared or paid in full in cash on such Dividend Payment Date then, to the extent of legally available funds therefor, the Liquidation Preference of each share shall be increased on such Dividend Payment Date by an amount (the "Accrued Dividend Amount") equal to the product of (A) the amount payable as dividends on such share on such Dividend Payment Date that is not paid in cash divided by the total amount payable as dividends on such share on such Dividend Payment Date, and (B) one-quarter (or, if the Issue Date was less than 90 days prior to the applicable Dividend Payment Date, a fraction the numerator of which is the number of days elapsed from the Issue Date to the applicable Dividend Payment Date and the denominator of which is 360) of the Accrued Dividend Rate times the then Liquidation Preference. The amount of the dividend otherwise payable in cash that is so added to the Liquidation Preference shall be deemed for all purposes to have been paid in full in cash, shall not be deemed to be arrearages or in arrears and shall not accumulate. In the event that any portion of the Accrued Dividend Amount may not be so added to the Liquidation Preference because of the lack of legally available funds therefor (such portion, the "Default Dividends") and any portion of the Accrued Dividend Amount not so added to the Liquidation Preference because of the lack of legally available funds therefor shall be accumulated and payable in cash. Any Default Dividends shall thereafter accrue dividends at an annual rate equal to the Accrued Dividend Rate. All dividends accumulating and accruing after December 1, 2004 must be paid in cash (when, as and if declared by the Board of Directors out of funds legally available therefor). If, at any time, any Voting Rights Triggering Event described in clause (1), (2) or (3) of paragraph (f)(iii)(A) shall have occurred, the per annum dividend rate will be increased by (x) 2% per annum in the case of clause (1) or (2) of paragraph (f)(iii)(A) during the continuance of any such Voting Rights Triggering Event and (y) 6% per annum in the case of clause (3) of paragraph (f)(iii)(A) beginning on the date of such Change of Control; provided, that upon the occurrence of a Voting Rights Triggering Event described in clause (3)(x) of paragraph (f)(iii)(A) the Corporation may, at its option, offer to redeem the Senior Preferred Stock pursuant to paragraph (e)(i)(C) within 30 days of the occurrence of such Change of Control, in which case the dividend rate will not increase by 6% per annum. After the date on which the right of the Holders to elect and to be represented by members of the Board of Directors ceases to exist in accordance with paragraph (f)(iii)(B), the dividend rate will revert to the rate originally borne by the Senior Preferred Stock. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accrue and, if applicable, accumulate in respect of the Senior Preferred Stock on the date of their redemption unless the Corporation shall have failed to pay the relevant redemption price on Senior Preferred Stock to be redeemed on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

          (iii)Dividends accruing after December 1, 2004 on the Senior Preferred Stock for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

          (iv) (A) No dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid in full, or declared and, if payable in cash, a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities; provided, that with respect to dividends payable on the Senior Preferred Stock on or prior to December 1, 2004, any such dividends that are added to the Liquidation Preference pursuant to paragraph (c)(i) shall be deemed to have already been paid in full. If any dividends are not so paid, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Senior Preferred Stock and such Parity Securities bear to each other.

          (B) So long as any share of Senior Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends in Junior Securities to the holders of Junior Securities, including with respect to the Junior Preferred Stock), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Corporation or other property (other than in exchange for Junior Securities or pursuant to clause (ii), (vi), (vii) or (ix) of paragraph
     (j)(ii)(B)), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities or pursuant to clause (ii), (vi),
     (vii) or (ix) of paragraph (j)(ii)(B)).

          (C) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not (except with respect to dividends as permitted by paragraph (c)(iv)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been or contemporaneously are paid in full; provided, that with respect to dividends payable on the Senior Preferred Stock on or prior to December 1, 2004, any such dividends that are added to the Liquidation Preference pursuant to paragraph (c)(i) shall be deemed to have already been paid in full.

          (v) Dividends payable on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed 30 days).

          (d)  Liquidation Preference.

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference for each share outstanding, plus, without duplication, an amount in cash equal to accrued and, if applicable, accumulated and unpaid dividends thereon (including, without limitation, Default Dividends) to the date fixed for Liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts available for payment with respect to the Senior Preferred Stock and all other Parity Securities are not sufficient to pay the Holders thereof, the Holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the amounts that would be payable on such distribution if the amounts to which the Holders of the Senior Preferred Stock and any Parity Securities are entitled were paid in full.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange, assignment or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities in accordance with paragraph (j)(viii) shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation.

          (e)  Redemption.

          (i) Optional Redemption. (A) The Corporation may redeem the Senior Preferred Stock at its option, in whole at any time or in part from time to time, from any source of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, at the redemption prices in cash (expressed as a percentage of the Liquidation Preference) set forth below for each of the Class A Senior Preferred Stock and the Class B Senior Preferred Stock, plus, without duplication, an amount in cash equal to all accrued and, if applicable, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) if redeemed during the 12-month period beginning on December 15 of each year listed below (unless otherwise specified):

          Class A Senior Preferred Stock
          ------------------------------
     1999 through June 15, 2001...........................................110.0%
     June 16, 2001 through December 14, 2003..............................114.0%
     2003.................................................................107.0%
     2004.................................................................103.5%
     2005 and thereafter..................................................100.0%

          Class B Senior Preferred Stock
          ------------------------------
     1999 and thereafter..................................................100.0%

     ; provided that (I) no redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made unless prior thereto full accrued and, if applicable, accumulated and unpaid dividends are declared and paid in full, or declared and a sum in cash is set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date, (II) any redemption pursuant to this paragraph
     (e)(i)(A) must be made pro rata among the Class A Senior Preferred Stock and the Class B Senior Preferred Stock outstanding at such time, except that the Corporation may redeem such shares held by Holders of fewer than ten shares (or shares held by Holders who would hold less than ten shares as a result of such redemption), as may be determined by the Corporation, and (III) any redemption pursuant to this paragraph (e)(i)(A) must be for at least $15.0 million; provided, that if less than $15.0 million of Senior Preferred Stock is outstanding at the time of such redemption, such redemption pursuant to this paragraph (e)(i)(A) must be for all of the outstanding Senior Preferred Stock.

          (B)  [Intentionally Omitted].

          (C) In addition to the foregoing paragraph (e)(i)(A), upon the occurrence of a Change of Control, the Corporation may, at its option, offer to redeem all but not less than all of the outstanding shares of Senior Preferred Stock, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of the Change of Control), such offer to remain open for not less than 30 days, mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Liquidation Preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date); provided, that no redemption pursuant to this paragraph (e)(i)(C) shall be authorized or made unless prior thereto full accumulated and unpaid dividends are declared and paid in full, or declared and a sum in cash is set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

          (D) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of Senior Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of Senior Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than ten shares (or shares held by Holders who would hold less than ten shares as a result of such redemption), as may be determined by the Corporation.

          (ii) Mandatory Redemption. On December 10, 2007 (the "Mandatory Redemption Date"), the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph
     (e)(iii) hereof, all of the shares of Senior Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).

          (iii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as it appears in the register maintained by the Transfer Agent for the Senior Preferred Stock, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

               (1) whether the redemption is pursuant to paragraph  (e)(i)(A) or
          (C) or paragraph (e)(ii) hereof;

               (2) the redemption price;

               (3) whether all or less than all the outstanding shares of Senior Preferred Stock are to be redeemed and the total number of shares of Senior Preferred Stock being redeemed;

               (4) the Redemption Date;

               (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

               (6) that dividends on the shares of Senior Preferred Stock to be redeemed shall cease to accumulate and accrue on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

          (B) Each Holder shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided, however, that if a Redemption Notice shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares of Senior Preferred Stock to be redeemed, then, at the close of business on the Business Day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the redemption price.

          (D) All of the shares of the Senior Preferred Stock referenced in and created by this Certificate of Designation shall at all times (including during any bankruptcy proceeding) be treated as and deemed to be equity interests in the Corporation.

          (f)  Voting Rights.

          (i) The Holders of Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii), (iii) and
     (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (ii) (A)  So  long  as any  shares  of   Senior  Preferred  Stock  are
     outstanding, the Corporation shall not authorize or issue any Parity Securities (except pursuant to the Registration Rights Agreement or in connection with the refinancing and concurrent redemption of all, but not less than all, of the outstanding Senior Preferred Stock) without the affirmative vote or consent of Holders of at least 60% of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (B) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any Senior Securities without the affirmative vote or consent of Holders of at least 60% of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (C) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not amend this Resolution or Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that no such amendment or waiver may, without the prior written consent of (x) the Holder of each share of Senior Preferred Stock then outstanding and affected thereby, (i) reduce the dividend rate on any share of Senior Preferred Stock, (ii) postpone the Mandatory Redemption Date or any Dividend Payment Date with respect to any share of Senior Preferred Stock, (iii) change the percentage of the aggregate outstanding number of shares of Senior Preferred Stock the Holders of which shall be required to consent or take any other action under this Certificate of Designation or (iv) make any change to clauses (1), (2) or (4) of the definition of Voting Rights Triggering Event and (y) at least 66 2/3% of the Holders of the then outstanding shares of Senior Preferred Stock, (i) subject any Holder to any additional obligation hereunder or (ii) make any change to clauses (3) or (5) of the definition of Voting Rights Triggering Event.

          (iii)(A) If (1) dividends accruing and, if applicable, accumulating on the Senior Preferred Stock after December 1, 2004 are in arrears and not paid in cash for one or more quarterly Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2) the Corporation fails to redeem all of the then outstanding shares of Senior Preferred Stock on the Mandatory Redemption Date or otherwise fails to discharge any redemption obligation with respect to the Senior Preferred Stock; (3) a Change of Control occurs and either (x) the Corporation does not make an offer pursuant to paragraph (e)(i)(C) within 30 days after such Change of Control or (y) the Corporation fails to redeem any shares validly tendered in connection with such offer in accordance with paragraph (e)(i)(C); (4) the Corporation breaches or violates one or more of the provisions set forth in paragraph (j) hereof and the breach or violation continues for a period of 60 days or more after the Corporation receives notice thereof specifying the default from the Holders of at least 50% of the shares of Senior Preferred Stock then outstanding; or (5) a payment default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Corporation or any of the Restricted Subsidiaries (or payment of which is guaranteed by the Corporation or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a payment default has occurred, aggregates $10.0 million or more (other than any such payment default being contested in good faith by the Corporation), then in the case of any of clauses (1) through (5) (each of such clauses
     (1)  through  (5) a  "Voting  Rights  Triggering  Event"),  the  number  of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of the Senior Preferred Stock, voting separately and as one class, to elect that number of directors constituting at least 25% (rounded to the nearest whole number) of the Board of Directors; provided, that such number of directors shall not be less than two; provided, further, that, in the event more than one of the above defaults occurs, at the same or at different times, the maximum number of directors that such Holders shall be entitled to elect is that number of directors constituting at least 25% (rounded to the nearest whole number) of the Board of Directors; provided, that such number of directors shall not be less than two. Such members of the Board of Directors shall be elected by a plurality vote of the Holders of the Senior Preferred Stock at a meeting therefor called upon the occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of Senior Preferred Stock expire (other than as described in paragraph (f)(iii)(B) below). Such Holders shall be entitled to cumulative voting rights in connection with the election of such members of the Board of Directors. In addition to the voting rights provided herein, any Significant Holder shall be entitled to an injunction or injunctions to prevent material breaches of the provisions of this Certificate of Designation and to enforce specifically the remedies under this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity; provided that, notwithstanding the foregoing, Holders holding at least a majority of the then outstanding Senior Preferred Stock may by written consent waive any such material breach and such Significant Holder shall thereafter terminate its enforcement action with respect to such material breach. No such waiver or consent shall extend to any subsequent or other material breach or impair any right consequent thereon except to the extent expressly so waived.

          (B) The right of the Holders of the Senior Preferred Stock voting together as a separate class to elect members of the Board of Directors as set forth in paragraph (f)(iii)(A) above shall continue until such time as
     (x) in the event such right arises due to a Dividend Default, all such accrued dividends that are in arrears on the Senior Preferred Stock are paid in full in cash; (y) in the event such right arises due to a Change of Control, an offer pursuant to paragraph (e)(i)(C) is made and the related redemption is consummated at any time within 120 days after such Change of Control; and (z) in all other cases, the event, failure, breach or default giving rise to such Voting Rights Triggering Event is remedied or cured by the Corporation or waived by the Holders of at least a majority of the shares of Senior Preferred Stock then outstanding and entitled to vote thereon, at which time (1) the special right of the Holders of Senior Preferred Stock so to vote as a class for the election of directors, (2) the term of office of the directors elected by the Holders of Senior Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Senior Preferred Stock) shall constitute the entire Board of Directors and (3) such Voting Rights Triggering Event shall be deemed to cease to exist or be continuing. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Senior Preferred Stock pursuant to paragraph (f)(iii) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Senior Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least 25% of the shares of Senior Preferred Stock then outstanding addressed to the secretary of the Corporation shall, call a special meeting of the Holders of Senior Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service of said written request upon the secretary of the Corporation, or within 20 days after mailing the same within the United States by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Senior Preferred Stock may designate in writing one Holder to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Senior Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

          (C) At any meeting held for the purpose of electing directors at which the Holders of Senior Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock entitled to vote thereat shall be required to constitute a quorum of the Senior Preferred Stock.

          (D) Any vacancy occurring in the office of a director elected by the Holders of the Senior Preferred Stock may be filled by the remaining director elected by the Holders of the Senior Preferred Stock unless and until such vacancy shall be filled by the Holders of the Senior Preferred Stock.

          (E) Notwithstanding anything to the contrary in this paragraph (f), DB Capital Investors, L.P., First Union Investors, Inc. and Heller Financial, Inc. or any of their respective direct or indirect transferees of shares of the Class B Senior Preferred Stock, or any other Holder that is a bank holding company or any affiliate thereof (each, a "Regulated Holder"), shall not be entitled to vote with the other Holders of Senior Preferred Stock unless, until and to the extent (x) permitted by the Bank Holding Company Act of 1956, as amended, and Section 225.2(q)(2)(i) of Regulation Y promulgated thereunder, and (y) such Regulated Holder provides written notice thereof to the Corporation. Notwithstanding the foregoing the Corporation shall send to each Regulated Holder any information, consent solicitation documents, notices or any other documents or correspondence that is sent to the Holders. Each such Regulated Holder shall have 10 days after receipt of such information, documents or notices to provide the Corporation with notice that it is permitted to vote on any such matter set forth therein; provided, that if any Regulated Holder does not give the Corporation notice within such 10 days such Regulated Holder shall be deemed not to be permitted to vote on any such matter.

          (iv) In any case in which the Holders of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Senior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Senior Preferred Stock held.

          (v) Any action required or permitted to be taken at a meeting of Holders may be taken without a meeting, without prior notice and without a vote, if one or more written consents, setting forth the action so taken, shall be signed by the Holders of outstanding Senior Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Senior Preferred Stock entitled to vote thereon were present and voted.

          (g) Conversion or Exchange; Registration Rights. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation other than as provided in the Registration Rights Agreement. The Holders of shares of Senior Preferred Stock shall have the rights described in the Registration Rights Agreement.

          (h) Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that any issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

          (i) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (j)  Certain Covenants.

          (i)  Intentionally Omitted.

          (ii) Restricted Payments.

          (A) The Corporation shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock or options, warrants or rights to purchase Capital Stock of the Corporation (other than (x) dividends or distributions payable solely in shares of Qualified Capital Stock of the Corporation or in options, warrants or other rights to acquire shares of such Qualified Capital Stock, and (y) subject to paragraph (c)(iv), dividends or distributions in respect of Senior Securities or Parity Securities of the Corporation that were issued in accordance with paragraph
     (f)(ii)(A) or (B), as applicable);

          (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly (including through the purchase of Capital Stock or options, warrants or rights to purchase Capital Stock of any Person that directly or indirectly owns Capital Stock of the Corporation), the Capital Stock or options, warrants or rights to purchase Capital Stock of the Corporation (other than (x) any such Capital Stock owned by the
     Corporation  (other  than  Redeemable  Capital  Stock)  or (y)  subject  to paragraph (c)(iv), Senior Securities or Parity Securities of the Corporation that were issued in accordance with paragraph (f)(ii)(A) or
     (B), as applicable, or options, warrants or other rights to acquire such Capital Stock); or

          (iii)make any Investment (other than any Permitted Investment) in any Person;

(any of the foregoing actions described in clauses (i) through (iii), collectively, "Restricted Payments"), unless (1) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, no Voting Rights Triggering Event (other than a Voting Rights Triggering Event described in clause (3) or (5) of paragraph (f)(iii)(A)) shall have occurred and be continuing; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Corporation could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph
(j)(iv); and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made (or deemed made) after the Issue Date, does not exceed the sum of:

          (I) 50% of the cumulative Consolidated Net Income of the Corporation during the period (treated as one accounting period) beginning on the Issue Date and ending on the last day of the Corporation's most recently ended fiscal quarter for which internal financial statements are available at or prior to the time of such Restricted Payment (or, if such cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

          (II) 100% of the aggregate net cash proceeds received after the Issue Date by the Corporation from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Corporation or from the exercise of any options, warrants or rights to purchase such Qualified Capital Stock of the Corporation or of Redeemable Capital Stock or debt securities of the Corporation that have been converted into such Qualified Capital Stock or any options, warrants or rights to purchase such Qualified Capital Stock (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock as set forth below in clause (ii) or (iv) of paragraph (B) below); plus

          (III)in the case of the disposition or repayment of any Investment (other than a Permitted Investment) made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of (x) the return of capital with respect to such Investment, less the cost of disposition of such Investment and (y) the initial amount of such Investment; plus

          (IV) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with paragraph (j)(xi),the lesser of (x) the net book value of the Corporation's Investment in such Unrestricted Subsidiary at the time of such redesignation and (y) the Fair Market Value of such Investment at the time of such redesignation; plus

          (V) 100% of the aggregate amounts contributed to the capital of the Corporation since the Issue Date; plus

          (VI) 50% of any dividends received by the Corporation or a Wholly Owned Restricted Subsidiary (except to the extent that such dividends were already included in Consolidated Net Income) after the Issue Date from an Unrestricted Subsidiary.

          (B) Notwithstanding the foregoing clause (A), and in the case of clauses (iii), (iv) and (vi) below, so long as no Voting Rights Triggering Event (other than a Voting Rights Triggering Event described in clause (3) or (5)of paragraph (f)(iii)(A)) shall have occurred and be continuing or would arise therefrom, the foregoing provisions of clause (A) shall not prohibit the following actions, which shall, however, be subject to paragraph (c)(iv), (each of clauses (i) through (ix) being referred to as a "Permitted Payment"):

          (i) the payment of any dividend or redemption payment within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of this Certificate of Designation, including as described under paragraph (A) of this paragraph (j)(ii);

          (ii) the repurchase, redemption, or other acquisition or retirement of any shares of Capital Stock (or any options, warrants or rights to purchase Capital Stock) of the Corporation or any Restricted Subsidiary in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares), or out of the net cash proceeds of a substantially concurrent issue and sale for cash to any Person (other than to a Restricted Subsidiary of the Corporation) of, shares of Qualified Capital Stock (or options, warrants or rights to purchase such Qualified Capital Stock) of the Corporation; provided that the net cash proceeds that are utilized for any such repurchase, redemption or other acquisition or retirement are excluded from clause (II) of paragraph (A) of this paragraph
     (j)(ii);

          (iii)Restricted Payments in an aggregate amount not to exceed $10.0 million;

          (iv) Investments (in addition to Permitted Investments) in Persons engaged in a Permitted Business that are made out of the net cash proceeds of the issuance of Qualified Capital Stock of the Corporation; provided, that (x) such Investment is made within 30 days of the receipt of the proceeds of the issuance of such Qualified Capital Stock and (y) such Investment together with all other Investments made pursuant to this clause
     (iv) does not exceed an aggregate amount of $15.0 million; provided, further, that the net cash proceeds from the sale of such shares of Qualified Capital Stock are excluded from clause (II) of paragraph (A) of this paragraph (j)(ii);

          (v) subject to paragraph (c)(iv), any dividends or other payments on or with respect to the Senior Preferred Stock or Parity Securities issued in accordance with paragraph (f)(ii);

          (vi) the repurchase, redemption, retirement or other acquisition for value of any shares of Capital Stock (or options, warrants or rights to purchase Capital Stock) of the Corporation or any Restricted Subsidiary (other than any such repurchase, redemption, retirement or other acquisition in connection with the Recapitalization) held by any director, officer or employee of the Corporation or any of its Restricted Subsidiaries pursuant to any employment agreement, management equity subscription agreement, stock option or acquisition agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock (or options, warrants or rights to purchase Capital Stock) (x) from current employees of the Corporation or any of its Restricted Subsidiaries shall not exceed $1.0 million or (y) from former directors, officers or employees of the Corporation or any of its Restricted Subsidiaries shall not exceed $3.0 million, in each case in the aggregate in any twelve-month period (other than any such repurchase, redemption, retirement or other acquisition in connection with the Recapitalization);

          (vii)repurchases of Capital Stock (or options, warrants or rights to purchase Capital Stock) deemed to occur upon cashless exercise of stock options to the extent such Capital Stock (or options, warrants or rights to purchase Capital Stock) represents a portion of the exercise price of such options or related withholding taxes (but only to the extent such withholding taxes do not exceed $250,000 in any twelve-month period);

          (viii)any payments on Redeemable Capital Stock issued in accordance with this Certificate of Designation; and

          (ix) payments of up to $3.0 million with respect to which the Corporation has no indemnification rights under the agreements governing the Recapitalization in connection with the final resolution of any disputes existing as of the Issue Date regarding stock ownership.

          In computing the amount of Restricted Payments previously made for purposes of clause (3) of paragraph (A) of this paragraph (j)(ii), Restricted Payments under the immediately preceding clauses (i) and (vi) shall be included.

          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Significant Holders) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Corporation or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Corporation shall deliver to the Significant Holders an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this paragraph (j)(ii) were computed, which calculations may be based upon the Corporation's latest available financial statements. No payment made in connection with the Recapitalization shall be deemed to be a Restricted Payment hereunder.

          (iii) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Corporation shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Restricted Subsidiary to (A)(i) pay dividends, in cash or otherwise, or make any other distributions to the Corporation or any of the Restricted Subsidiaries (x) on or in respect its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Corporation or any of the Restricted Subsidiaries, (B) make any Investment in the Corporation or any of the Restricted Subsidiaries or (C) sell, lease or transfer any of its properties or assets to the Corporation or any of the Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (i) any encumbrance or restriction existing under the Credit Agreement or the Indenture and any other agreement, in each case as in effect on the Issue Date, (ii) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices, (iii) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (C) above on the property so acquired, (iv) any encumbrance or restriction, with respect to a Person that is not a Restricted Subsidiary on the Issue Date in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided, however, that such encumbrances and restrictions are not applicable to the Corporation or any other Restricted Subsidiary, or the properties or assets of the Corporation or any other Restricted Subsidiary, (v) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that any such restriction relates only to the Capital Stock or assets being sold pursuant to such agreement, (vi) any customary restriction in an agreement governing Indebtedness of a Restricted Subsidiary incurred after the Issue Date in compliance with paragraph (j)(iv);
(vii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clause (i), (iii) or (iv), or in this clause
(vii); provided, however, that the terms and conditions of any such encumbrances or restrictions are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced or replaced; and (viii) applicable law.

          (iv) Incurrence of Indebtedness.

          (A) The Corporation shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to, contingently or otherwise (in each case, to "incur"), the payment of, any Indebtedness (including any Acquired Indebtedness); provided, however, that the Corporation or any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), if, in either case, immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Corporation is at least equal to 2.0:1.0.

          (B) Notwithstanding the foregoing, to the extent specifically set forth below, the Corporation and the Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Indebtedness"):

          (i) Indebtedness of the Corporation and its Restricted Subsidiaries under the Senior Subordinated Notes and guarantees thereof in an aggregate principal amount, when taken together with any refinancings thereof pursuant to clause (ix), not to exceed $100.0 million at any one time outstanding;

          (ii) Indebtedness of the Corporation and its Restricted Subsidiaries under the Credit Agreement (and guarantees thereof) in an aggregate principal amount not to exceed $475.0 million at any time outstanding, less the principal amount of any scheduled or mandatory payments made under the Credit Agreement to the extent the commitments thereunder are reduced in connection therewith;

          (iii)Indebtedness of the Corporation or any Restricted Subsidiary outstanding on the Issue Date (other than under the Credit Agreement and the Senior Subordinated Notes);

          (iv) Indebtedness of the Corporation owing to a Wholly Owned Restricted Subsidiary for so long as such Indebtedness is owing to a Wholly Owned Restricted Subsidiary; provided that the disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Corporation not permitted by this clause (iv);

          (v) Indebtedness of a Restricted Subsidiary owing to and held by the Corporation or another Restricted Subsidiary; provided that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Corporation or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause
     (v), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Corporation or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (v);

          (vi) the incurrence by the Corporation or any Restricted Subsidiary of Hedging Obligations that are incurred (a) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted to be incurred by the terms of this Certificate of Designation or
     (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, in either case not for speculative purposes;

          (vii)Indebtedness of the Corporation or any Restricted Subsidiary represented by Capitalized Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal (tangible or intangible) property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price, or cost of installation, construction or improvement of property used in the business of the Corporation or such Restricted Subsidiary, in an aggregate principal amount, when taken together with any refinancings thereof pursuant to clause (ix), not to exceed $10.0 million at any one time outstanding;

          (viii)letters of credit to support workers compensation obligations and bankers acceptances and performance bonds, surety bonds and performance guarantees, of the Corporation or any Restricted Subsidiary, in each case, in the ordinary course of business consistent with past practice;

          (ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness incurred under paragraph (j)(iv)(A) above or described in clauses (B)(i),
     (ii), (iii) and (vii), including any successive refinancings so long as the aggregate principal amount (or accreted value, if applicable) of Indebtedness represented thereby is not increased by such refinancing plus the amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the
     Indebtedness being refinanced plus the amount of expenses of the Corporation or a Restricted Subsidiary incurred in connection with such refinancing and such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

          (x) guarantees by the Corporation or any Restricted Subsidiary of Indebtedness incurred by the Corporation or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the primary obligor thereon was permitted under the terms of this Certificate of Designation;

          (xi) the incurrence by the Corporation's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Corporation; and

          (xii)Indebtedness of the Corporation or any Restricted Subsidiary in addition to that described in clauses (i) through (xi) above, and any refinancing thereof, so long as the aggregate principal amount of all such additional Indebtedness shall not exceed $20.0 million outstanding at any one time in the aggregate (all or part of which may, but need not, be incurred under the Credit Agreement).

          (C)  For  purposes  of  determining  compliance  with  this  paragraph
(j)(iv), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through
(xii) of the immediately preceding paragraph (B), the Corporation shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this paragraph (j)(iv) and will only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to paragraph
(j)(iv)(A); provided that (1) Indebtedness outstanding on the Issue Date (other than under the Credit Agreement or the Senior Subordinated Notes) will be deemed outstanding under clause (B)(iii), and (2) Indebtedness under the Credit Agreement (including amounts outstanding on the Issue Date) of up to $475.0 million (as reduced under clause (B)(ii)) will be deemed incurred under clause
(B)(ii). Accrual of interest, accretion of accreted value and the payment of interest through the issuance of securities paid-in-kind shall not be deemed to be an incurrence of Indebtedness for purposes of this paragraph (j)(iv).

          (v) Transactions with Affiliates. The Corporation shall not, and shall not cause or permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Corporation or of a Restricted Subsidiary (other than transactions between or among the Corporation and/or any of its Restricted Subsidiaries) unless (A) such transaction is on terms that are no less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained in a comparable transaction with an unrelated Person, (B) with respect to any transaction or series of related transactions involving aggregate value in excess of $2.5 million, the Corporation delivers to each Significant Holder an Officers' Certificate describing such transaction or transactions, certifying that such transaction or transactions have been approved by a majority of the Disinterested Directors of the Corporation, or in the event there is only one Disinterested Director, by such Disinterested Director, and certifying that such transaction or transactions comply with clause (A) above and (C) with respect to any transaction or series of related transactions involving aggregate payments in excess of $7.5 million, the Corporation delivers to each Holder a written opinion of an Independent Financial Advisor stating that the transaction or series of related transactions is fair to the Corporation or such Restricted Subsidiary from a financial point of view (it being agreed that an opinion from an Independent Financial Advisor stating that the transaction is at Fair Market Value shall be sufficient); provided, however, that this provision shall not apply to: (I) any transaction with an officer or director of the Corporation (acting in such capacity) entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Corporation, including under any stock option or stock incentive plans); (II) any Restricted Payment or Permitted Investment otherwise permitted by the terms of this Certificate of Designation; (III) those agreements and arrangements existing and as in effect on the Issue Date; (IV) the payment of reasonable and customary fees and compensation to, and indemnification agreements (and payments thereunder) for the benefit of, officers, directors and employees entered into in the ordinary course of business; (V) the agreements and arrangements pursuant to or referred to in the Purchase Agreement, this Certificate of Designation, the Registration Rights Agreement and the other documents entered into in connection with the Recapitalization; (VI) so long as no Voting Rights Triggering Event has occurred and is continuing, the payment of management, consulting, monitoring and advisory fees and related expenses to the Equity Investor and its Affiliates not to exceed $500,000 in any calendar year (other than the fees and unrelated expenses incurred by and paid to or on behalf of the Equity Investor and its Affiliates in connection with the Recapitalization, which fees and expenses are exempt from the terms hereof); and (VII) any transaction with OSI Funding Corp. (or any other Person engaged in business with the Corporation or any of its Restricted Subsidiaries similar to OSI Funding Corp.'s business) entered into in the ordinary course of business consistent with past practices.

          (vi) Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Corporation shall not, and shall not cause or permit any of the Restricted Subsidiaries to, transfer, convey, sell, issue or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiaries to any Person (other than the Corporation or a Wholly Owned Restricted Subsidiary), unless such transfer, conveyance, sale, issue or other disposition (x) is pursuant to and in accordance with the provisions of paragraphs (j)(viii),
(j)(ix) or, with respect to the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of a Wholly Owned Restricted Subsidiary,
(j)(xv) or (y) is of directors' qualifying shares to the extent required by applicable law; provided, however, that this covenant shall not apply to any pledge of and foreclosure on Capital Stock of any Restricted Subsidiary to secure Indebtedness under the Credit Agreement.

          (vii)Payments for Consents. Neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any economic consideration, whether by way of interest, fee or otherwise, to any Holder in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designation unless such economic consideration is concurrently offered to be paid or is concurrently paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          (viii)Merger, Consolidation, or Sale of Assets. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Corporation and its Restricted Subsidiaries taken as a whole in one or more related transactions, to any other Person unless (A)(i) the Corporation is the surviving corporation or
(ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the entity or Person described in this clause (ii), the "Successor Corporation") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (B) the Successor Corporation assumes all the obligations of the Corporation under this Certificate of Designation and the Purchase Agreement pursuant to an amendment or supplement hereto or thereto, as applicable, and each other instrument, document or agreement entered into by the Corporation in connection therewith, in each case in a form reasonably satisfactory to the Required Holders; (C) immediately after such transaction no Voting Rights Triggering Event (other than a Voting Rights Triggering Event described in clause (1) (so long as, on a pro forma basis after giving effect to such transaction, the Corporation will pay any accrued and unpaid dividends since December 1, 2004 in cash, (3) or (5) of paragraph (f)(iii)(A)) exists; and
(D) the Corporation will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (j)(iv)(A) hereof.

          (ix) Successor Corporation Substituted. Upon any consolidation of the Corporation with, or merger of the Corporation into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Corporation and its Subsidiaries taken as a whole in one or more related transactions in accordance with paragraph
(j)(viii), the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Certificate of Designation and the Purchase Agreement with the same effect as if such Successor Corporation had been named as the Corporation herein or therein, and thereafter, except in the case of a lease, the predecessor Corporation shall be relieved of all obligations and covenants under this Certificate of Designation and the Purchase Agreement.

          (x)  Intentionally Omitted.

          (xi) Limitations on Unrestricted Subsidiaries. The Corporation may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" under this Certificate of Designation (a "Designation") only if:

          (A) no Voting Rights Triggering Event (other than a Voting Rights Triggering Event described in clause (1), (3) or (5) of paragraph
     (f)(iii)(A)) shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (B) the Corporation would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to this Certificate of Designation in an amount (the "Designation Amount") equal to the Fair Market Value of the interest of the Corporation and the Restricted Subsidiaries in such Subsidiary on such date; provided, that the Fair Market Value of securities of such Subsidiary shall be deemed to be the cash purchase price paid by the Corporation or such Restricted Subsidiary therefor; and

          (C) the Corporation would be permitted under this Certificate of Designation to incur $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph
     (j)(iv)(A) at the time of such Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Corporation shall be deemed to have made an Investment for all purposes of this Certificate of Designation in the Designation Amount.

          Except to the extent permitted by paragraph (j)(ii), the Corporation shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

          The Corporation may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (A) no Voting Rights Triggering Event (other than a Voting Rights Triggering Event described in clause (1), (3) or (5) of paragraph
     (f)(iii)(A)) shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (B) all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, be permitted to be incurred for all purposes of this Certificate of Designation.

          All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Corporation delivered to each Significant Holder certifying compliance with the foregoing provisions.

          (xii)Conduct  of  Business.   The  Corporation  and   the   Restricted
Subsidiaries shall not engage in any business other than a Permitted Business.

          (xiii)Sale and Leaseback. The Corporation will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless (a) the Corporation or its Restricted Subsidiaries entering into such Sale and Leaseback Transaction could have incurred the Indebtedness relating to such Sale and Leaseback pursuant to paragraph (j)(iv) and (b) the net cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of such property as determined by the Board of Directors of the Corporation and are applied in accordance with paragraph (j)(xv).

          (xiv)Reports; Books, Records and Access. So long as the Corporation is subject to the periodic reporting requirements of the Exchange Act, it will file the information required thereby with the Commission and will furnish such information to Holders upon filing thereof with the Commission. If the Corporation is entitled under the Exchange Act not to file such information with the Commission, it will nonetheless file such information with the Commission to the extent permitted by the Commission and further will furnish such information to Holders on the date on which filing with the Commission would have been required.

          (xv) Asset Sales. (A) The Corporation shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale, unless (i) at least 85% of the consideration from such Asset Sale is received in cash or Cash Equivalents and (ii) the Corporation or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale; provided, however, that the amount of (x) any liabilities (as shown on the Corporation's or such Restricted Subsidiary's most recent balance sheet) of the Corporation or any Restricted Subsidiary that are assumed by the transferee of such assets pursuant to any arrangement releasing the Corporation or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Corporation or any such Restricted Subsidiary from such transferee that are immediately converted by the Corporation or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. Notwithstanding anything to the contrary contained herein, any Asset Sale to OSI Funding Corp. (or any successor entity thereof) in the ordinary course of business consistent with past practices shall be deemed to have complied with clause (ii) above.

          (B) Within 365 days after the receipt of any net cash proceeds from an Asset Sale, the Corporation or the applicable Restricted Subsidiary shall apply such net cash proceeds (i) to repay Indebtedness of the Corporation or any Restricted Subsidiary and permanently reduce any related commitment and/or (ii) to the acquisition of a controlling interest in any Permitted Business, the making of a capital expenditure or the acquisition of Purchased Portfolios or any other long-term assets, in each case, in, or that is used or useful in, a Permitted Business and/or (iii) to make an Investment in properties or assets that replace the properties or assets that are the subject of such Asset Sale. Pending the final application of any such net cash proceeds, the Corporation may invest such net cash proceeds in any manner that is not prohibited by this Certificate of Designation and in any event may temporarily reduce Indebtedness under a revolving credit facility otherwise permitted to be entered into under this Certificate of Designation, or otherwise may invest such proceeds in Cash Equivalents.

          (k) Transfer Agent and Registrar. The Corporation is the transfer agent (the "Transfer Agent") and registrar for the Senior Preferred Stock.

          (l) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Accrued Dividend Amount" shall have the meaning provided in paragraph
(c)(i).

          "Accrued Dividend Rate" means an annual rate equal to 14%.

          "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person is merged with or into or otherwise becomes a Restricted Subsidiary of any other Person (including, without limitation, any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person merging with or into or otherwise becoming such a Restricted Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related Asset Acquisition from any Person or the date the acquired Person is merged with or into or otherwise becomes a Restricted Subsidiary, as the case may be.

          "Advisory Services Agreement" means the Advisory Services Agreement, dated as of September 21, 1995, between the Company and Madison Dearborn Capital Partners III, L.P. (as successor to MDC Management Company III, L.P.), as amended from time to time.

          "Affiliate" means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding anything to the contrary contained herein, no portfolio company of Madison Dearborn Capital Partners III, L.P., nor any portfolio company of a fund managed by or affiliated with Madison Dearborn Partners, Inc., shall be deemed an Affiliate of the Corporation. None of Ares, DB, First Union, Abbott Capital 1330 Investors II, L.P., Abbott Capital Private Equity Fund III, L.P., BNY Partners Fund, L.L.C., Heller Financial, Inc. or Magnetite Asset Investors L.L.C. shall be deemed to be an Affiliate of the Corporation.

          "Ares" means Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. and/or any of their Affiliates.

          "Asset Acquisition" means (i) an Investment by the Corporation or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Corporation or any Restricted Subsidiary or (ii) the acquisition by the Corporation or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

          "Asset Sale" means any sale, issuance, conveyance, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) (collectively, a "transfer"), in one or a series of related transactions, of:
(i) any Capital Stock of any Restricted Subsidiary (other than to the Corporation or any other Restricted Subsidiary); or (ii) any other properties or assets of the Corporation or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include: (a) the transfer of all or substantially all of the assets of the Corporation in a manner permitted pursuant to and in accordance with the provisions of paragraph (j)(viii) hereof or any transfer that constitutes a Change of Control pursuant to this Certificate of Designation; (b) any transfer that is a Restricted Payment or Permitted Investment that is permitted under the provisions of paragraph (j)(ii) hereof;
(c) any transfer or related series of transfers of assets with an aggregate Fair Market Value of less than $1.0 million; or (d) any sale of a Purchased Portfolio in the ordinary course of business.

          "Average Life to Stated Maturity" means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Board of Directors" shall have the meaning provided in the first paragraph of this Certificate of Designation.

          "Business Day" means any day except a Saturday, a Sunday, or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

          "Capital Stock" means, (i) with respect to any Person that is a corporation, corporate stock; (ii) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; (iii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing Person.

          "Capitalized Lease Obligation" means, at the time determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Cash Equivalents" means, at any time, (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper rated A-1 or higher by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

          "Certificate of Designation" means this Certificate of Designation creating the Senior Preferred Stock.

          "Certificate of Incorporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

          "Change of Control" means the occurrence, after the date of the Recapitalization, of any of the following events (whether or not approved by the Board of Directors of the Corporation): (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the then outstanding Voting Stock of the Corporation; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Corporation was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Corporation consolidates with or merges with or into any Person (other than a Wholly Owned Restricted Subsidiary) or sells,
assigns,   conveys,   transfers,   leases  or  otherwise   disposes  of  all  or
substantially all of its assets to any Person (other than a Wholly Owned Restricted Subsidiary), or any corporation consolidates with or merges into or with the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Corporation is not changed or exchanged at all (except to the extent necessary solely to reflect a change in the jurisdiction of incorporation of the Corporation) or where (A) the outstanding Voting Stock of the Corporation is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Corporation as a Restricted Payment as described under paragraph (j)(ii) (and such amount shall be treated as a Restricted Payment subject to the provisions described under paragraph
(j)(ii)) and (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, more of the total voting power of the then outstanding Voting Stock of the surviving corporation than the total voting power of the then outstanding Voting Stock of the surviving corporation held by the Permitted Holders; or (iv) any order, judgment or decree shall be entered against the Corporation decreeing the dissolution or split-up of the Corporation and such order shall remain undischarged or unstayed for a period in excess of sixty days.

          "Class A Senior Preferred Stock" shall have the meaning provided in paragraph (a).

          "Class B Senior Preferred Stock" shall have the meaning provided in paragraph (a).

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the Issue Date such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to:

          (i)  vote in the election of directors of such Person or

          (ii) if  such  Person  is   not  a  corporation,   vote  or  otherwise
     participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Consolidated Cash Flow Available for Fixed Charges" means, for any period, the Consolidated Net Income of the Corporation for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with all Asset Sales (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of the Corporation and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of the Corporation and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest with respect to Indebtedness attributable to any Sale and Leaseback Transaction, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) any Consolidated Non-Cash Charges that were deducted in computing such Consolidated Net Income, less (v) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Corporation or any Restricted Subsidiary that are paid in cash during such period and less (vi) any non-cash items increasing Consolidated Net Income for such period.

          "Consolidated Fixed Charge Coverage Ratio" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Corporation for the four full fiscal quarters immediately preceding the date of the transaction (the "Calculation Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which consolidated financial information of the Corporation is available (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Corporation for such Four Quarter Period. In the event that the Corporation or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit or other similar borrowings which may be repaid and reborrowed) subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated but prior to the Calculation Date, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of
Indebtedness, as if the same had occurred at the beginning of the applicable Four Quarter Period. In addition, for purposes of making the computation referred to above, (i) acquisitions (including Asset Acquisitions) that have been made by the  Corporation or any of its Restricted  Subsidiaries,  including through mergers or consolidations and including any related financing transactions, during the Four Quarter Period or subsequent to such period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Four Quarter Period and Consolidated Cash Flow Available For Fixed Charges and Consolidated Fixed Charges for such period shall be calculated giving pro forma effect (excluding any pro forma increase in revenues but including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) to such Asset Acquisition and without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow Available for Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and to operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges shall not be obligations of the Corporation or any of its Restricted Subsidiaries following the Calculation Date.

          "Consolidated Fixed Charges" means, for any period, the sum of (i) the consolidated interest expense of the Corporation and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest with respect to Indebtedness attributable to any Sale and Leaseback Transaction, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of those deferred financing costs reflected on the Corporation's combined consolidated balance sheet as of the date of this Certificate of Designation) and (ii) the consolidated interest expense of the Corporation and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by the Corporation or one of its Restricted Subsidiaries or secured by a Lien on assets of the Corporation or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of
(a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the aggregate of the Net Income of the Corporation and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Corporation or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, except to the extent set forth in clause (i) above.

          "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation and amortization (including (i) amortization of goodwill, (ii) amortization of Purchased Portfolios, (iii) amortization of amounts reflected on the Corporation's combined consolidated balance sheet as of the date of this Certificate of Designation related to "in-process technology," (iv) any incremental increase in amortization of account inventory resulting from write-ups of such inventory in connection with the purchase accounting treatment of an acquisition and (v) amortization of other intangibles and other non-cash charges (excluding any such intangible and non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period)) of the Corporation and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP.

          "Corporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

          "Credit Agreement" means the Senior Secured Credit Facility dated as of November 30, 1999 among the Corporation, certain subsidiaries of the
Corporation, as guarantors, DLJ Capital Funding, Inc., as Syndication Agent, Fleet National Bank, N.A., as Administrative Agent, and Harris Trust & Savings Bank, as Documentation Agent, and the other financial institutions from time to time party thereto, together with the related documents (including notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of creditors.

          "DB" means DB Capital Investors, L.P. and/or any of its Affiliates.

          "Default  Dividends"  shall have the  meaning  provided  in  paragraph
(c)(i).

          "Designation" shall have the meaning provided in paragraph(j)(xi).

          "Designation    Amount"   shall   have   the   meaning   provided   in
paragraph(j)(xi).

          "Disinterested Director" means, with respect to any transaction or series of related transaction, a member of the Board of Directors of the Corporation who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Dividend  Default"  shall  have the  meaning  provided  in  paragraph
(f)(iii)(A).

          "Dividend Payment Date" means March 1, June 1, September 1 and December 1 of each year.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such Dividend Payment Date).

          "Dividend Record Date" means February 15, May 15, August 15 and November 15 of each year.

          "Equity  Investor"  means   collectively,   Madison  Dearborn  Capital
Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisers Fund I, L.L.C.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Corporation or the applicable Restricted Subsidiary acting reasonably and in good faith.

          "First Union" means First Union Investors, Inc. and/or any of its Affiliates.

          "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange agreements, interest rate swap agreements, interest rate cap agreements or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

          "Holder" means a holder of shares of Senior Preferred Stock as reflected in the register maintained by the Transfer Agent for the Senior Preferred Stock.

          "incur" shall have the meaning provided in paragraph (j)(iv).

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capitalized Lease Obligations or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any Hedging Obligations (except any such balance that constitutes an accrued expense or trade payable) or any Redeemable Capital Stock of such Person, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person in an amount equal to the lesser of the aggregate amount of such indebtedness secured by such Lien and the value of all of the assets of such Person securing such indebtedness (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

          "Indenture" means the indenture dated as of November 6, 1996, by and between the Corporation and Wilmington Trust Company, as trustee, governing the Senior Subordinated Notes, as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement.

          "Independent Financial Advisor" means an accounting, appraisal or investment banking firm which is nationally recognized within the United States of America

               (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Corporation or any of its Subsidiaries or Affiliates, and

               (ii) which, in the judgment of the Board of Directors of the Corporation, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

          "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Corporation or any Restricted Subsidiary of the Corporation sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Corporation such that, after giving effect to any such sale or disposition, the Corporation no longer owns, directly or indirectly, a majority of the outstanding Capital Stock of such Restricted Subsidiary, the Corporation shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means December 10, 1999.

          "Junior Preferred Stock" means the Company's Junior Preferred Stock issued in connection with the Recapitalization, with terms and conditions thereof as set forth in the Certificate of Designation of the Power, Preferences and Relative, Participating, Optional and Other Special Rights of Junior Preferred Stock, and Qualifications, Limitations and Restrictions thereof filed on the Issue Date.

          "Junior Securities" shall have the meaning provided in paragraph (b).

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidation Preference" means, initially, $1,000.00 per share of Senior Preferred Stock subject to increase as provided under paragraph (c)(i) hereof and, thereafter, means the Liquidation Preference as so increased.

          "Mandatory Redemption Date" shall have the meaning provided in paragraph (e)(ii).

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Corporation nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Corporation or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Corporation or any of its Restricted Subsidiaries.

          "Parity Securities" shall have the meaning provided in paragraph (b).

          "Permitted Business" means the business of the Corporation and its Subsidiaries as of the Issue Date and any other business reasonably related, ancillary or complementary thereto.

          "Permitted Holders" means Ares, DB, First Union, Abbott Capital 1330 Investors II, L.P., Abbott Capital Private Equity Fund III, L.P., BNY Partners Fund, L.L.C., Heller Financial, Inc., Magnetite Asset Investors L.L.C. and Madison Dearborn Capital Partners III, L.P. and any of their respective Affiliates.

          "Permitted Investments" means: (i) any Investment (a) by the Corporation or any Restricted Subsidiary in the Corporation or in a Restricted Subsidiary or (b) by Unrestricted Subsidiaries in other Unrestricted
Subsidiaries; (ii) any Investment in cash and Cash Equivalents; (iii) any Investment by the Corporation or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of paragraph (j)(xv) hereof; (v) other Investments in any Person (other than a Restricted Subsidiary) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, not to exceed $7.5 million; (vi) loans and advances to employees, directors and officers of the Corporation and the Restricted Subsidiaries in the ordinary course of business not to exceed $5.0 million at any one time outstanding; (vii) Investments acquired by the Corporation or any of its Restricted Subsidiaries (A) in exchange for any other Investment or receivable held by the Corporation or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or receivable or (B) as a result of a foreclosure by the Corporation or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (viii) Investments represented by Hedging Obligations; (ix) any Investment existing on the Issue Date; (x) any acquisition by the Corporation or any of its Restricted Subsidiaries of Purchased Portfolios; (xi) any acquisition of assets, Capital Stock, options, warrants or other rights to acquire shares of Capital Stock or other securities by the Corporation for consideration consisting of Common Stock or options, warrants or other rights to acquire shares of Common Stock of the Corporation; and (xii) subject to paragraph (f)(ii), Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Capital Stock) or options, warrants or other rights to acquire shares of Qualified Capital Stock.

          "Permitted  Payment"  shall have the  meaning  provided  in  paragraph
(j)(ii).

          "Person" means any individual, corporation, partnership, limited liability corporation, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person. With respect to the Corporation, the term "Preferred Stock" shall include the Senior Preferred Stock.

          "property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Purchase Agreement" means the Purchase Agreement dated December 10, 1999 by and among the Corporation, Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., DB Capital Investors, L.P., First Union Investors, Inc., Abbott Capital 1330 Investors II, L.P., Abbott Capital Private Equity Fund III, L.P., BNY Partners Fund, L.L.C., Heller Financial, Inc. and Magnetite Asset Investors L.L.C.

          "Purchase Money Obligation" means Indebtedness of a Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of any property or assets.

          "Purchased Portfolios" means account receivable portfolios purchased by the Corporation or any of its Restricted Subsidiaries in the ordinary course of business.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Recapitalization" means the recapitalization of the Corporation pursuant to the Stock Subscription and Redemption Agreement dated as of October 8, 1999 among the Corporation, Madison Dearborn Capital Partners III, L.P., and the stockholders, optionholders, and warrantholders of the Corporation party thereto, which shall be consummated on the Issue Date.

          "Redeemable Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily reedemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Senior Preferred Stock.

          "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Corporation.

          "Redemption  Notice"  shall have the  meaning  provided  in  paragraph
(e)(iii).

          "refinancing" shall have the meaning provided in paragraph (j)(iv).

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Corporation, Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., DB Capital Investors, L.P., First Union Investors, Inc., Abbott Capital 1330 Investors II, L.P., Abbott Capital Private Equity Fund III, L.P., BNY Partners Fund, L.L.C., Heller Financial, Inc., and Magnetite Asset Investors L.L.C. as initial purchasers of the Senior Preferred Stock, relating to the registration of the Senior Preferred Stock.

          "Required Holders" means holders of more than 50% of the outstanding shares of Senior Preferred Stock.

          "Resolution" shall have the meaning provided in the first paragraph of this Certificate of Designation.

          "Restricted  Payments"  shall have the meaning  provided in  paragraph
(j)(ii).

          "Restricted Subsidiary" means any Subsidiary of the Corporation that has not been designated by the Board of Directors of the Corporation, by a board resolution delivered to the Significant Holders, as an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary pursuant to and in compliance with paragraph (j)(xi). Any such designation may be revoked by a board resolution of the Board of Directors of the Corporation delivered to the Significant Holders subject to the provisions of paragraph (j)(xi).

          "Revocation" shall have the meaning provided in paragraph (j)(xi).

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Corporation or a Restricted Subsidiary of any property, whether owned by the Corporation or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Corporation or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Securities" shall have the meaning provided in paragraph (b).

          "Senior  Preferred Stock" shall have the meaning provided in paragraph
     (a).

          "Senior   Subordinated  Notes"  means  the  Corporation's  11%  Senior
Subordinated Notes due 2006.

          "Significant Holder" means (x) any Holder which, together with its Affiliates, holds at least 20% of the outstanding shares of Senior Preferred Stock and (y) Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and any of their respective Affiliates so long as such entities described in this clause (y) hold in the aggregate at least 15% of the outstanding shares of Senior Preferred Stock.

          "Stated Maturity" means (a) with respect to any share of Senior Preferred Stock, the Mandatory Redemption Date, (b) with respect to any dividend on the Senior Preferred Stock, the dates specified in this Certificate of Designation as the fixed date on which the principal of such share of Senior Preferred Stock or such dividend is due and payable and (c) with respect to any other Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more of its Subsidiaries has at least a majority of the shares of Voting Stock of such entity at the time or (c) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Successor  Corporation"  shall have the meaning provided in paragraph
(j)(xiii).

          "Transfer Agent" shall have the meaning provided in paragraph (k).

          "Unrestricted Subsidiary" means each Subsidiary of the Corporation designated as such pursuant to and in compliance with paragraph (j)(xi). Any such designation may be revoked by a resolution of Board of Directors of the Corporation delivered to the Significant Holders, subject to the provisions of such paragraph (j)(xi).

          "Voting Rights Triggering Event" shall have the meaning provided in paragraph (f)(iii).

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Corporation and/or another Wholly Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Restricted Subsidiary.

          IN WITNESS WHEREOF, said Outsourcing Solutions Inc. has caused this Certificate of Designation to be signed by Timothy M. Hurd, its Secretary, this 10th day of December, 1999.

                                       OUTSOURCING SOLUTIONS INC.


                                       By:   /s/ Timothy M. Hurd
                                             --------------------------------
                                             Name:  Timothy M. Hurd
                                             Title: Secretary

              CERTIFICATE OF DESIGNATION OF THE POWER, PREFERENCES

             AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL

              RIGHTS OF JUNIOR PREFERRED STOCK, AND QUALIFICATIONS,

                      LIMITATIONS AND RESTRICTIONS THEREOF



     ----------------------------------------------------------------------

  Pursuant to Section 151 of the General Corporate Law of the State of Delaware

     ----------------------------------------------------------------------

          Outsourcing Solutions Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated December 10, 1999, duly approved and adopted the following resolution (the "Resolution"):

     RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Junior Preferred Stock, no par value, consisting of 50,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

     (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "Junior Preferred Stock." The number of shares constituting such Junior Preferred Stock shall be 50,000. Each share of Junior Preferred Stock is hereafter referred to as a "Junior Preferred Share."

     (b)  Voting Rights.

          The record holders of the issued and outstanding Junior Preferred Shares shall have no voting rights, unless (and then only to the extent) otherwise expressly provided by law or as set forth below.

          In addition to any other vote required by this paragraph (b), without the affirmative vote of the holders of a majority of the Junior Preferred Stock, voting separately as a class, the Corporation shall not amend the Certificate of Incorporation of the Corporation, including this Certificate of Designation, if the amendment would alter or change the powers, preferences or special rights of the shares of Junior Preferred Stock so as to affect them adversely (within the meaning of Section 242(b)(2) of the Delaware General Corporate Law).

     (c)  Dividend Rights.

          (1) The record holders shall be entitled to receive in preference to all holders of Common Stock and any other shares of capital stock of the Corporation other than the Senior Preferred Stock (as defined below), when, as and if declared by the Corporation's Board of Directors or a duly authorized committee thereof, out of funds legally available for the payment thereof, fully cumulative dividends at the Dividend Rate set forth in (c)(2) below on the Liquidation Preference (as defined in (d) below) on each Junior Preferred Share, to be payable in arrears in additional Junior Preferred Shares (such dividends paid in kind being herein referred to as "PIK Dividends") on the day immediately succeeding the last day of a Payment Period (as such term is defined below in (c)(5)) (except that if any such date is a Saturday, Sunday or legal holiday, then such dividends shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (each a "Dividend Payment Date"). Dividends shall cease to accrue on each Junior Preferred Share on its date of redemption or conversion, unless the Corporation defaults in its obligations to convert or redeem such shares.

          (2) The "Dividend Rate" shall be an annual rate of five percent (5%) until December 10, 2003, and an annual rate of eight percent (8%) thereafter; provided, however, that the Dividend Rate shall be increased to twenty percent (20%) upon the consummation of (i) a Change in Control, (ii) an Approved Sale or
(iii) a Major Public Offering.

          (3) PIK Dividends with respect to any Payment Period shall be paid by delivering to the record holders of Junior Preferred Stock a number of Junior Preferred Shares determined by dividing the Dividend Payment Amount with respect to such Payment Period (as defined in (c)(4) below) by the Liquidation Preference (as defined in (d) below) per share. The issuance of any such PIK Dividend in such number of shares shall constitute full payment of such dividend. Fractional Junior Preferred Shares payable as PIK Dividends may be paid by the Corporation, at its option, in cash. Any additional Junior Preferred Shares issued pursuant to this section shall be subject in all respects, except as to issue date and the date from which dividends accrue and cumulate as set forth below, to the same terms as the Junior Preferred Shares originally issued hereunder.

          (4) Dividends shall accrue (whether or not declared by the Board of Directors) on the Liquidation Preference on each Junior Preferred Share during each Payment Period and be fully cumulative on a daily basis from the first day of each Payment Period to the last day of such Payment Period (with the amount of accrued dividends per share, as expressed in dollars, with respect to any Payment Period determined in accordance with the applicable Dividend Rate or Rates being herein referred to as the "Dividend Payment Amount"). In the case of Junior Preferred Stock issued and/or accumulated as a PIK Dividend, dividends shall accrue (whether or not declared by the Board of Directors) on the Liquidation Preference and be fully cumulative on a daily basis from the Dividend Payment Date in respect of which such shares were issued as a dividend. Dividends shall be paid to the holders of record of Junior Preferred Stock at the close of business on the date specified by the Board of Directors of the Corporation or a duly authorized committee thereof at the time such dividend is declared in accordance with the Delaware General Corporation Law (each of such dates being a "Record Date"). A Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the applicable Dividend Payment Date.

          (5) The term "Payment Period" shall mean the one year period commencing on December 10, 1999 and each one year period thereafter during which any Junior Preferred Shares are issued and outstanding; provided, that, for the purpose of determining any Dividend Payment Amount, a Payment Period shall commence on the last Dividend Payment Date on which dividends were actually paid.

     (d)  Rights on Liquidation and Ranking.

          In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (each a "Liquidation"), each holder of a Junior Preferred Share shall be entitled to receive with respect to such Junior Preferred Share, before any distribution is made to or set aside for the holders of Common Stock (or any other shares of capital stock of the Corporation, other than the Senior Preferred Stock), payable in cash or, if the amount of cash available to the Corporation is insufficient, out of the other assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to One Thousand Dollars ($1,000.00) per Junior Preferred Share (the "Liquidation Preference"), plus all dividends accrued and unpaid on such Junior Preferred Share on the date of final distribution to such holder, whether or not authorized or declared. If the assets of the Corporation available for distribution to holders of Junior Preferred Stock shall be insufficient to permit the payment in full of the amount due such holders pursuant to this paragraph (d), all assets of the Corporation available for distribution to such holders shall be distributed pari passu among such holders. The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the holders of Junior Preferred Stock shall be reasonably determined in good faith by a vote of the Board of Directors of the Corporation. Except as provided in this paragraph, the holders of Junior Preferred Shares shall not be entitled to any distribution in the event of a Liquidation. For the purposes of this paragraph, neither the consolidation or merger of the Corporation into or with another corporation, nor the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation. Notwithstanding anything herein to the contrary, the Junior Preferred Stock ranks junior in all respects to the Senior Preferred Stock, and no dividend distributions or distributions upon Liquidation shall be made with respect to the Junior Preferred Stock (i) unless and until all dividend distributions and distributions upon Liquidation with respect to the Senior Preferred Stock have been made in full, and (ii) unless otherwise made in accordance with the limitations in the Certificate of Designation of the Senior Preferred Stock. The Junior Preferred Stock will rank senior to all other capital stock of the Corporation other than the Senior Preferred Stock.

     (e)  Redemption Rights.

          (1) Optional Redemption. To the extent that the Corporation shall have funds legally available therefor, the Corporation may, at its option, at any time and from time to time, and subject to the limitations in the Certificate of Designation for the Senior Preferred Stock, redeem all or any portion of the outstanding Junior Preferred Shares (each a "Redemption") for a sum in cash equal to One Thousand Dollars ($1,000.00) per Junior Preferred Share plus an amount in cash equal to all accrued and unpaid dividends on such shares through the date fixed by the Board of Directors for such redemption (a "Redemption Date"), whether or not authorized and declared (such sum being referred to as the "Redemption Price").

          (2) Mandatory Redemption . On January 10, 2008 (the "Mandatory Redemption Date"), the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(3) hereof, all or any portion of the outstanding Junior Preferred Shares then outstanding at the Redemption Price. Notwithstanding the foregoing, the Junior Preferred Stock shall not be redeemed pursuant to this paragraph (e)(2) at any time during which the Corporation has failed to redeem the Senior Preferred Stock in accordance with its terms.

          (3)  Notice of  Redemption. Not more than sixty (60) nor less than ten
(10) days prior to any Redemption Date or the Mandatory Redemption Date, as appropriate, the Corporation shall give written notice ("Redemption Notice") of a Redemption to each holder of Junior Preferred Shares to be redeemed at its address as it appears on the stock records of the Corporation by deposit thereof in first class U.S. mail, postage prepaid. The Redemption Notice shall state:

          (i)  the Redemption Price;

          (ii) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed;

          (iii)the date fixed for redemption;

          (iv) that the holder is to surrender to the Corporation, in the manner, at the place or places and at the Redemption Price designated, his certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and

          (v) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date or Mandatory Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

On the Redemption Date or the Mandatory Redemption Date, as the case may be, the Corporation shall transfer to an account designated by each holder of a Junior Preferred Share to be redeemed the Redemption Price thereof by wire transfer in immediately available funds, but only upon each holder of Junior Preferred Stock having surrendered the certificate representing such share of Junior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice. In the event that less than all of the shares represented by any certificate so surrendered are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (4) Selection of Shares. The Corporation shall select the Junior Preferred Shares to be redeemed in any Redemption in which not all Junior Preferred Shares are able to be redeemed pursuant to this paragraph so that the Junior Preferred Shares of each holder selected for Redemption shall bear the same proportion to the total Junior Preferred Shares owned by that holder as the proportion of all Junior Preferred Shares selected for Redemption bears to the total of all then outstanding Junior Preferred Shares, but adjusted as determined by the Board of Directors to avoid the redemption of fractional Junior Preferred Shares. Notice having been given as provided above, if, on the date fixed for Redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside in trust for the holders of the Junior Preferred Shares, then, notwithstanding that the certificates representing any shares so called for Redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue after the date fixed for Redemption, such shares will no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to such shares (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the Junior Preferred Shares to be redeemed pursuant to a Redemption, then the certificates representing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the rights of holders of Junior Preferred Shares thereafter shall continue to be only those of a holder of Junior Preferred Shares. Should any Junior Preferred Shares required to be redeemed under the terms of any Redemption not be redeemed solely by reason of limitations imposed by law, the applicable Junior Preferred Shares shall be redeemed on the earliest possible date thereafter that the applicable Junior Preferred Shares may be redeemed to the maximum extent permitted by law. Except as set forth above, the Board of Directors shall prescribe the manner in which any Redemption shall be effected.

          (f)  Conversion.

               (1) At the consummation of a Qualified Public Offering, each holder of Junior Preferred Shares shall have the right to convert all, but not less than all, of such holder's Junior Preferred Shares into a number of shares of Voting Common Stock (the "Conversion Stock") equal to (i) the sum of (A) the number of Junior Preferred Shares to be converted multiplied by $1,000 plus (B) the amount of all accrued and unpaid dividends on the Junior Preferred Shares to be converted (whether or not declared) from the last Dividend Payment Date through the effective date of the conversion, divided by (ii) the Conversion Price. The "Conversion Price" shall be the price per share at which the Corporation's Voting Common Stock is sold to the public in such Qualified Public Offering. The Corporation may, at its option, pay cash in lieu of issuing fractional shares of Voting Common Stock in connection with such conversion. At least 30 days prior to the effectiveness of a Qualified Public Offering, the Corporation shall provide written notification (the "Notice") to each holder of Junior Preferred Stock that the Corporation intends to consummate a Qualified Public Offering. The Notice shall include the expected date of the consummation of the Qualified Public Offering (the "Expected Date") and the expected range of offering price to the public. At least 10 days prior to the Expected Date, each holder of Junior Preferred Stock who elects to convert such holder's Junior Preferred Shares into Conversion Stock shall provide written notice of such election to the Corporation. Any holder of Junior Preferred Stock who does not provide written notice to the Corporation shall be deemed to have elected not to convert such holder's Junior Preferred Shares into Conversion Stock. The Conversion Stock issued in connection with such conversion shall be entitled to piggyback registration rights (including with respect to such Qualified Public Offering) as set forth in the Stockholders Agreement.

               (2) Except as otherwise provided herein, the conversion of Junior Preferred Stock shall be deemed to have been effected at the time of consummation of the Qualified Public Offering. At the time any such conversion has been effected, the rights of the holder of the Junior Preferred Shares converted shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (3) As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

               (4) The issuance of certificates for shares of Conversion Stock upon conversion of Junior Preferred Stock shall be made without charge to the holders of such Junior Preferred Stock for any issuance tax (other than in connection with a transfer into a different name) in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Junior Preferred Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (5) The Corporation shall not close its books against the transfer of Junior Preferred Stock or of Conversion Stock issued or issuable upon conversion of Junior Preferred Stock in any manner which interferes with the timely conversion of Junior Preferred Stock. The Corporation shall assist and cooperate with any holder of Junior Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Junior Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (6) The Corporation shall in connection with any Qualified Public Offering reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Junior Preferred Stock, such number of shares of Conversion Stock as the Corporation reasonably believes may be issuable upon the conversion of all outstanding Junior Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Junior Preferred Stock.

          (g) Transfers of Junior Preferred Shares. The Junior Preferred Shares may not be sold, assigned or transferred by the holders without the prior written consent of the Corporation, and by acceptance of any Junior Preferred Shares, the holder agrees not to sell, assign or transfer such shares without such consent.

          (h) Merger, Consolidation, or Sale of Assets. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or directly and/or indirectly through its subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Corporation and its subsidiaries taken as a whole in one or more related transactions, to any other Person unless (A) (i) the Corporation is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the entity or Person described in this clause (ii), the "Successor Corporation ") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (B) the Successor Corporation assumes all the obligations of the Corporation under this Certificate of Designation pursuant to an amendment or supplement hereto or thereto, as applicable, in a form reasonably satisfactory to the holders of a majority of the then issued and outstanding shares of Junior Preferred Stock.

          (i) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "Affiliate" means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's capital stock; or (iii) any other Person 10% or more of the voting capital stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Approved Sale" shall have the meaning ascribed to it in the Stockholders Agreement (as in effect on the date hereof).

               "Change of Control" shall have the meaning ascribed to it in the Certificate of Designation for the Senior Preferred Stock.

               "Common Stock" means collectively the Voting Common Stock and the Non-Voting Common Stock.

               "Qualified Public Offering" means any underwritten primary public offering registered under the Securities Act of 1933 of capital stock of the Corporation having an aggregate offering value of at least $50 million.

               "Major Public Offering" means an underwritten primary public offering registered under the Securities Act of 1933 of capital stock of the Corporation in which the Corporation receives in excess of $200 million in net proceeds (after deducting any underwriting fees or commissions).

               "Non-Voting Common Stock" means the Corporation's Non-Voting Common Stock, par value $0.01.

               "Person" means any individual, corporation, partnership, limited liability corporation, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

               "Senior Preferred Stock" shall mean (a) the Class A 14% Senior Mandatorily Redeemable Preferred Stock, (b) the Class B 14% Senior Mandatorily Redeemable Preferred Stock and (c) any other securities issued or issuable with respect to or in exchange for such Senior Preferred Stock described in clauses
(a) or (b) by way of share exchange, stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or pursuant to any registration agreement applicable thereto or otherwise.

               "Stockholders Agreement" means the Stockholders Agreement, dated as of December 10, 1999, by and among the Corporation and the Persons signatory thereto.

               "Voting Common Stock" means the Corporation's Voting Common Stock, par value $0.01.

          IN WITNESS WHEREOF, said Outsourcing Solutions Inc. has caused this Certificate of Designation of Outsourcing Solutions Inc. to be executed by its officer thereunto duly authorized this 10th day of December, 1999.

                                       OUTSOURCING SOLUTIONS INC.

                                       By:    /s/ Timothy M. Hurd
                                              -------------------------------
                                       Name:  Timothy M. Hurd
                                       Title: Secretary

              CERTIFICATE OF DESIGNATION OF THE POWER, PREFERENCES

             AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL

         RIGHTS OF SERIES B JUNIOR PREFERRED STOCK, AND QUALIFICATIONS,

                      LIMITATIONS AND RESTRICTIONS THEREOF



     ----------------------------------------------------------------------

  Pursuant to Section 151 of the General Corporate Law of the State of Delaware

     ----------------------------------------------------------------------

               Outsourcing Solutions Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting held on April 3, 2002, duly approved and adopted the following resolution (the "Resolution"):

     RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Series B Junior Preferred Stock, no par value, consisting of 7,500 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

     (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "Series B Junior Preferred Stock" (hereafter referred to as the "Series B Junior Preferred"). The number of shares constituting such Series B Junior Preferred shall be 7,500. Each share of Series B Junior Preferred is hereafter referred to as a "Series B Junior Preferred Share."

     (b) Voting Rights. The holders of the Series B Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise permitted by applicable law, the holders of the Series B Junior Preferred shall be entitled to vote as of the record date for such vote or, if no record date is specified, as of the date of such vote, on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Series B Junior Preferred Share entitled to a certain number of votes equal to the result of the Liquidation Value divided by $49.00 per Series B Junior Preferred Share (as adjusted for any stock split, stock dividend, recapitalization or similar transaction).

     (c)  Dividend Rights.

          (1) The record holders shall be entitled to receive in preference to all holders of Common Stock, the Senior Common Stock and any other shares of capital stock of the Corporation other than the Senior Preferred Stock (as defined below), when and as declared by the Corporation's Board of Directors or a duly authorized committee thereof, out of funds legally available for the payment thereof, fully cumulative dividends in cash at the Dividend Rate set forth in (c)(2) below on the Liquidation Value (as defined in (d) below) on each Series B Junior Preferred Share.

          (2) Dividends on each Series B Junior Preferred Share shall accrue (whether or not declared by the Board of Directors) on a daily basis at the Dividend Rate on the Liquidation Value thereof, and accumulate on a quarterly basis if not paid on each Payment Date from and including the date of issuance of such Series B Junior Preferred Share to and including the first to occur of
(i) the date on which the Liquidation Value of such Series B Junior Preferred Share is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series B Junior Preferred Share by the Corporation or (ii) the date on which such Series B Junior Preferred Share is converted into shares of Capital Securities hereunder. The "Dividend Rate" shall be an annual rate of eighteen percent (18%); provided, however, that the Dividend Rate shall increase to twenty-three percent (23%) on and after the ninety-first (91st) day following the occurrence of a (i) Change in Control or
(ii) a Qualified Public Offering.

          (3) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Junior Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Junior Preferred Shares held by each such holder.

     (d)  Rights on Liquidation and Ranking.

     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (each a "Liquidation"), each holder of a Series B Junior Preferred Share shall be entitled to receive with respect to such Series B Junior Preferred Share, before any distribution is made to or set aside for the holders of Common Stock, the Senior Common Stock (or any other shares of capital stock of the Corporation, other than the Senior
Preferred Stock), payable in cash or, if the amount of cash available to the Corporation is insufficient, out of the other assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to One Thousand Dollars ($1,000.00) per Series B Junior Preferred Share, plus all accumulated dividends which are unpaid with respect to such Series B Junior Preferred Share (together, the "Liquidation Value") plus accrued dividends thereon on the date of final distribution to such holder, whether or not authorized or declared. If the assets of the Corporation available for distribution to holders of Series B Junior Preferred shall be insufficient to permit the payment in full of the amount due such holders pursuant to this paragraph (d), all assets of the Corporation available for distribution to such holders shall be distributed pari passu among such holders. The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the holders of Series B Junior Preferred shall be reasonably determined in good faith by a vote of the Board of Directors of the Corporation. Notwithstanding the foregoing, in the event of a liquidation, dissolution or winding-up of the affairs of the Corporation that occurs in connection with or at any time after a Change in Control, the Liquidation Value shall equal the Redemption Price. The Series B Junior Preferred ranks junior in all respects to the Senior Preferred Stock, and no dividend distributions or distributions upon Liquidation shall be made with respect to the Series B Junior Preferred (i) unless and until all dividend distributions and distributions upon Liquidation with respect to the Senior Preferred Stock have been made in full, and (ii) unless otherwise made in accordance with the limitations in the Certificates of Designation of the Senior Preferred Stock. The Series B Junior Preferred will rank senior to all other capital stock of the Corporation other than the Senior Preferred Stock.

     (e)  Redemption Rights.

          (1) Optional Redemption. The Corporation may, at its option, at any time and from time to time, redeem all or any portion of the outstanding Series B Junior Preferred Shares (each a "Redemption") for a sum in cash equal to 150% of the sum of the Liquidation Value plus accrued and unpaid dividends thereon (the "Redemption Price"); provided, however, that the Redemption Price shall be increased to two hundred percent (200%) of the sum of the Liquidation Value plus accrued and unpaid dividends thereon on the ninety-first (91st) day following the consummation of a (i) Change in Control or (ii) a Qualified Public Offering. A date fixed by the Board of Directors for any such redemption shall be a "Redemption Date."

          (2) Mandatory Redemption. On March 11, 2008 (the"Mandatory Redemption Date"), the Corporation shall redeem, in the manner provided for in paragraph
(e)(3) hereof, all or any portion of the outstanding Series B Junior Preferred Shares then outstanding at the Redemption Price.

          (3)  Notice of Redemption.  Not more than sixty (60) nor less than ten
(10) days prior to any redemption pursuant to paragraph (e)(1) or (e)(2) hereof, the Corporation shall give written notice ("Redemption Notice") of a Redemption to each holder of Series B Junior Preferred Shares to be redeemed at its address as it appears on the stock records of the Corporation by deposit thereof in first class U.S. mail, postage prepaid. The Redemption Notice shall state:

          (i)  the Redemption Price;

          (ii) whether all or less than all the outstanding shares of the Series B Junior Preferred are to be redeemed and the total number of shares of the Series B Junior Preferred being redeemed;

          (iii)the date fixed for redemption;

          (iv) that the holder is to surrender to the Corporation, in the manner, at the place or places and at the Redemption Price designated, his certificate or certificates representing the shares of Series B Junior Preferred to be redeemed; and

          (v) that dividends on the shares of the Series B Junior Preferred to be redeemed shall cease to accumulate on such Redemption Date or Mandatory Redemption Date unless the Corporation defaults in the payment of the Redemption Price.

On the Redemption Date or the Mandatory Redemption Date, as the case may be, the Corporation shall transfer to an account designated by each holder of a Series B Junior Preferred Share to be redeemed the Redemption Price thereof by wire transfer in immediately available funds, but only upon each holder of Series B Junior Preferred having surrendered the certificate representing such share of Series B Junior Preferred to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice. In the event that less than all of the shares represented by any certificate so surrendered are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (4) Selection of Shares. The Corporation shall select the Series B Junior Preferred Shares to be redeemed in any Redemption in which not all Series B Junior Preferred Shares are able to be redeemed pursuant to this paragraph so that the Series B Junior Preferred Shares of each holder selected for Redemption shall bear the same proportion to the total Series B Junior Preferred Shares owned by that holder as the proportion of all Series B Junior Preferred Shares selected for Redemption bears to the total of all then outstanding Series B Junior Preferred Shares, but adjusted as determined by the Board of Directors to avoid the redemption of fractional Series B Junior Preferred Shares. Notice having been given as provided above, if, on the date fixed for Redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside in trust for the holders of the Series B Junior Preferred Shares, then, notwithstanding that the certificates representing any shares so called for Redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue after the date fixed for Redemption, such shares will no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to such shares (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the Series B Junior Preferred Shares to be redeemed pursuant to a Redemption, then the certificates representing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the rights of holders of Series B Junior Preferred Shares thereafter shall continue to be only those of a holder of Series B Junior Preferred Shares. Should any Series B Junior Preferred Shares required to be redeemed under the terms of any Redemption not be redeemed solely by reason of limitations imposed by law, the applicable Series B Junior Preferred Shares shall be redeemed on the earliest possible date thereafter that the applicable Series B Junior Preferred Shares may be redeemed to the maximum extent permitted by law. Except as set forth above, the Board of Directors shall prescribe the manner in which any Redemption shall be effected.

     (f)  Conversion.

               (1) Mandatory Conversion at Election of Majority Holders. In connection with, or at any time after, a Future Offering, upon receipt of a Conversion Notice the Corporation shall convert all Series B Junior Preferred Shares into a number of shares of Capital Securities equal to (i) the Redemption Price divided by (ii) the Conversion Price. The "Conversion Price" shall be the price per share or unit of securities at which the Capital Securities are sold in such Future Offering. The Corporation may, at its option, pay cash in lieu of issuing fractional shares or units of Capital Securities in connection with such conversion.

               (2) Except as otherwise provided herein, the conversion of Series B Junior Preferred shall be deemed to have been effected as of the date the Conversion Notice is delivered. At the time any such conversion has been effected, the rights of all holders of the Series B Junior Preferred Shares shall cease and each Person or Persons shall be deemed to have become the holder or holders of record of the shares of Capital Securities represented thereby and shall become a party to and be bound by and subject to the terms and conditions of the Stockholders Agreement.

               (3) As soon as possible after a conversion has been effected and the holders deliver the Series B Junior Preferred certificate(s) to the Corporation for cancellation, the Corporation shall deliver to each holder a certificate or certificates representing the number of shares of Capital Securities issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

               (4) The issuance of certificates for shares of Capital Securities upon conversion of Series B Junior Preferred shall be made without charge to the holders of such Series B Junior Preferred for any issuance tax (other than in connection with a transfer into a different name) in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Capital Securities. Upon conversion of each Series B Junior Preferred Share, the Corporation shall take all such actions as are necessary in order to insure that the Capital Securities issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

               (5) The Corporation shall not close its books against the transfer of Series B Junior Preferred or of Capital Securities issued or issuable upon conversion of Series B Junior Preferred in any manner which interferes with the timely conversion of Series B Junior Preferred. The Corporation shall assist and cooperate with any holder of Series B Junior Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series B Junior Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (6) The Corporation shall in connection with any Future Offering reserve and keep available out of its authorized but unissued shares of Capital Securities solely for the purpose of issuance upon the conversion of the Series B Junior Preferred, such number of shares of Capital Securities as the Corporation reasonably believes may be issuable upon the conversion of all outstanding Series B Junior Preferred. All shares or units of Capital Securities which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as may be necessary to assure that all such shares or units of Capital Securities may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares or units of Capital Securities may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Capital Securities to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Junior Preferred.

     (h) Transfers of Series B Junior Preferred Shares. The Series B Junior Preferred Shares may not be sold, assigned or transferred by the holders without the prior written consent of the Corporation or the Majority Holders, and by acceptance of any Series B Junior Preferred Shares, the holder agrees not to sell, assign or transfer such shares without such consent.

     (i) Merger, Consolidation, or Sale of Assets. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or directly and/or indirectly through its subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Corporation and its subsidiaries taken as a whole in one or more related transactions, to any other Person unless (A) (i) the Corporation is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the entity or Person described in this clause (ii), the "Successor Corporation ") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (B) the Successor Corporation assumes all the obligations of the Corporation under this Certificate of Designation pursuant to an amendment or supplement hereto or thereto, as applicable, in a form reasonably satisfactory to the holders of a majority of the then issued and outstanding shares of Series B Junior Preferred.

     (j) Amendment. Except as otherwise provided herein, the provisions set forth in this Certificate of Designation of the Series B Junior Preferred Stock may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation has obtained the written consent of the Majority Holders.

     (k) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's capital stock; or (iii) any other Person 10% or more of the voting capital stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Capital Securities" means any security or strip of securities issued by the Corporation in a Future Offering.

          "Certificates of Designation of the Senior Preferred Stock" means the Certificate of Designation of the Class A 14% Senior Mandatorily Redeemable Preferred Stock and Class B 14% Senior Mandatorily Redeemable Preferred Stock and the Certificate of Designation of the Junior Preferred Stock.

          "Change of Control" shall have the meaning ascribed to it in the Certificate of Designation of the Class A 14% Senior Mandatorily Redeemable Preferred Stock and Class B 14% Senior Mandatorily Redeemable Preferred Stock.

          "Conversion Notice" means written notice delivered by the Majority Holders demanding all Series B Junior Preferred Shares be converted into Capital Securities in accordance with Section (f) hereof.

          "Common Stock" means collectively the Senior Common Stock, Voting Common Stock and the Non-Voting Common Stock.

          "Future Offering" means any offering of more than $10.0 million of capital securities pursuant to Section 7.2.9 of the Credit Agreement dated as of November 30, 1999 (as amended from time to time) by and among the Corporation, the various financial institutions and other persons party thereto, Harris Trust and Savings Bank and Fleet National Bank.

          "Junior  Preferred  Stock" means the  Corporation's  Junior  Preferred
Stock.

          "Majority Holders" means the holder or holders of a majority of the voting power with respect to the outstanding Series B Junior Preferred Shares.

          "Non-Voting Common Stock" means the Corporation's Non-Voting Common Stock, par value $0.01.

          "Payment Date" means every April 10, July 10, October 10 and January 10 during which any Series B Junior Preferred Shares are issued and outstanding (except that if any such date is a Saturday, Sunday or legal holiday, then such dividends shall be payable on the next day that is not a Saturday, Sunday or legal holiday).

          "Qualified Public Offering" means any underwritten primary public offering registered under the Securities Act of 1933 of capital stock of the Corporation having an aggregate offering value of at least $50 million.

          "Person" means any individual, corporation, partnership, limited liability corporation, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "Senior Common Stock" means the Corporation's Senior Common Stock, par value $0.01.

          "Senior Preferred Stock" shall mean (a) the Class A 14% Senior Mandatorily Redeemable Preferred Stock, (b) the Class B 14% Senior Mandatorily Redeemable Preferred Stock (c) the Junior Preferred Stock and (d) any other securities issued or issuable with respect to or in exchange for such Senior Preferred Stock described in clauses (a), (b) or (c) by way of share exchange, stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or pursuant to any registration agreement applicable thereto or otherwise.

          "Stated Maturity Date" shall have the meaning ascribed to it in the Certificate of Designation of the Class A 14% Senior Mandatorily Redeemable Preferred Stock and Class B 14% Senior Mandatorily Redeemable Preferred Stock.

          "Stockholders Agreement" means the Amended and Restated Stockholders Agreement, dated as of April 16, 2001 among the Corporation and certain of the Corporation's stockholders, as amended from time to time.

          "Voting Common Stock" means the Corporation's Voting Common Stock, par value $0.01.

     IN WITNESS WHEREOF, said Outsourcing Solutions Inc. has caused this Certificate of Designation of Outsourcing Solutions Inc. to be executed by its officer thereunto duly authorized this 10th day of April, 2002.

                                        OUTSOURCING SOLUTIONS INC.

                                        By:  /s/ Eric R. Fencl
                                             -----------------------------
                                        Name:  Eric R. Fencl
                                        Title: Senior Vice President,
                                               General Counsel & Secretary